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                                                                    Exhibit 10.2

                                                                 EXECUTION DRAFT

                 AMENDED AND RESTATED SECOND LIEN LOAN AGREEMENT

                          Dated as of November 20, 2006

                                      among

                                TRM CORPORATION,
                              TRM ATM CORPORATION,
                                       and
                       TRM COPY CENTERS (USA) CORPORATION,
                                  as Borrowers

              THE SUBSIDIARIES OF THE BORROWERS IDENTIFIED HEREIN,
                               as the Guarantors,

                           WELLS FARGO FOOTHILL, INC.
                            as Administrative Agent,

                                       and

                         THE OTHER LENDERS PARTY HERETO

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                                TABLE OF CONTENTS

To Come


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SCHEDULES

1-A     Approved EBITDA Add Backs
2.01    Commitments and Applicable Percentages
6.10    Insurance
6.13    Subsidiaries
6.15    Material Contracts
6.17    IP Rights
6.20(a) Locations of Real Property
6.20(b) Locations of Tangible Personal Property
6.20(c) Location of Chief Executive Office, Etc.
6.20(d) Changes in Legal Name, State of Formation and Structure
8.01    Liens Existing on the Closing Date
8.02    Investments Existing on the Closing Date
8.03    Indebtedness Existing on the Closing Date
11.02   Certain Addresses for Notices

EXHIBITS

A       Form of Warrant
B       Form of Registration Rights Agreement
2.11(a) Form of Note
7.02    Form of Compliance Certificate
7.12    Form of Joinder Agreement
11.06   Form of Assignment and Assumption


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                              AMENDED AND RESTATED
                           SECOND LIEN LOAN AGREEMENT

     This AMENDED AND RESTATED SECOND LIEN LOAN AGREEMENT is entered into as of November 20, 2006 by and among TRM CORPORATION, an Oregon corporation ("TRM"), TRM ATM CORPORATION, an Oregon corporation ("TRM ATM"), TRM COPY CENTERS (USA) CORPORATION, an Oregon corporation ("TRM CC"; together with TRM and TRM ATM, and as more precisely defined below, the "Borrowers"), the Guarantors (defined herein), GSO ORIGINATION FUNDING PARTNERS LP, a Delaware limited partnership (the "GSO Fund"), the other Lenders (defined herein) and WELLS FARGO FOOTHILL, INC., a California corporation, (individually "WFF"), as Administrative Agent.

     Borrowers, Administrative Agent and Lenders are parties to a certain Second Lien Loan Agreement dated as of June 6, 2006 (as amended and as in effect immediately before the effectiveness of this Agreement, the "Existing Loan Agreement"), pursuant to which the Lenders thereunder made available to Borrowers a certain term loan in the aggregate original amount of $40,000,000, subject to and in accordance with the terms, conditions and provisions set forth therein.

     Events of Default have occurred and are continuing under the Existing Loan Agreement (the "Existing Events of Default") due to the failure of Borrowers to comply with the financial performance covenants set forth in Sections 8.11(a) and 8.11(b) thereof for the measurement period ended September 30, 2006. Corresponding events of default have occurred and are continuing and under the First Lien Loan Documents and under the UK Loan Documents (each as defined in the Existing Loan Agreement).

     Concurrently herewith, Borrowers are entering into a certain First Amendment to Credit Agreement and a certain [Amendment to UK Docs], each of even date herewith and pursuant to which, among other things, the lenders thereunder modify the interest rates at which such obligations accrue, modify the maturities of the obligations thereunder, reset certain financial performance covenants and waive the events of default arising thereunder in connection with the events giving rise to the Existing Events of Default.

     The parties desire to amend and restate the Existing Loan Agreement in its entirety, upon the terms and conditions set forth herein, and to thereby effect a restructuring the Term Loan (as defined in the Existing Loan Agreement) and the Loan Documents.

     In connection with amending and restating the Existing Loan Agreement and in order to induce the Lenders to consent to and waive the Existing Events of Default, the Term B Lenders (as defined below), severally, and not jointly, wish to acquire from TRM and TRM wishes to issue to the Term B Lenders, upon the terms and conditions stated in this Agreement, warrants, substantially in the form attached as Exhibit A, to acquire that number of shares of the TRM's common stock, no par value per share (the "Common Stock"), equal to 3,072,074 (such warrants, together with any warrants or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time being referred to as the "Warrants"; the shares of Common Stock issuable upon exercise of the Warrants being referred to as the "Warrant Shares").

     Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached as Exhibit B (the "Registration Rights Agreement"), pursuant to which TRM has agreed to provide certain registration

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rights under the Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations promulgated thereunder, and applicable state securities laws.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby amend and restate the Existing Loan Agreement in its entirety, without effecting a novation of the Obligations existing thereunder, and otherwise agree as set forth below.

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition", by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of (i) all or any substantial portion of the Property of another Person, (ii) assets of another Person that constitute a division or business unit or (iii) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

     "Administrative Agent" means WFF in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Account" means the Deposit Account of Administrative Agent identified on Schedule 1.01-A.

     "Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on
Schedule 11.02, with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to Borrower Representative and the Lenders.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agreement" means this Amended and Restated Second Lien Loan Agreement.

     "Applicable Margin" means (i) with respect to Term A Loans, nine percent (9.00%), and (ii) with respect to Term B Loans, twelve percent (12.0%).

     "Applicable Percentage" means with respect to any Lender at any time, (a) with respect to such Lender's portion of the applicable outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Term Loan held by such Lender at such time and (b) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender's outstanding principal amount of such Lender's portion of the applicable Term Loan, by (ii) the aggregate amount of the outstanding principal amount of such Term Loan. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.


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     "Approved Fund" means any Fund that is administered or managed by (a) a
Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06 or any other form approved by the Administrative Agent (including, in the case of the initial assignments of portions of Term Loan by the GSO Fund, one or more master assignment and assumption agreements to effect assignments to multiple assignees substantially on the terms of the form of Assignment and Assumption set forth in Exhibit 11.06).

     "ATM" means an automated teller machine or cash dispensing machine and shall include all "ATM"s as defined in the US Vault Cash Agreement and "ABM"s as defined in the CAN Vault Cash Agreement.

     "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

     "Audited Financial Statements" means the audited consolidated balance sheet of TRM and its Subsidiaries (including, without limitation, the UK Loan Parties) for the fiscal year ended December 31, 2005, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of TRM and its Subsidiaries, including the notes thereto.

     "Authorized Person" means any of the chief executive officer, chief financial officer or treasurer of Borrower Representative.

     "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

     "Borrower Representative" is defined in Section 2.14 hereof.

     "Borrowers" means TRM, TRM ATM and TRM CC, on a joint and several basis, and "Borrower" means any one of them.

     "Borrowing" means a borrowing consisting of simultaneous Loans having the same Interest Period made by the Lenders pursuant to Section 2.01 of the Existing Loan Agreement.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the


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Administrative Agent's Office is located and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

     "Businesses" means, at any time, a collective reference to the businesses operated by TRM and its Subsidiaries at such time.

     "CAN Vault Cash Agreement" means that certain Cash Funding & ABM Services Agreement, Contract No. 495-250-724 dated as of January 18, 2002 by and among, inter alia, eFunds (Canada) Corporation f/k/a Access Cash Canada Co. and Securicor Canada Limited, as from time to time amended, supplemented or otherwise modified and in effect, and as assigned by eFunds (Canada) Corporation to TRM (Canada) Corporation on November 19, 2004 and consented to by Securicor on November 17, 2004.

     "Canadian Security Agreement" means that certain Canadian Security and Pledge Agreement dated the Closing Date executed in favor of the Administrative Agent by each of TRM (Canada) Corporation and Mighty Cash Financial Services Inc.

     "Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

     "Cash Collateralize" means to deposit, into a securities account or a deposit account under the control and exclusive dominion of and otherwise pledged to Administrative Agent for the benefit of the Lenders, an amount of cash equal to, unless otherwise specified, the amount of the liability or obligation being secured.

     "Cash Equivalents" means, as at any date, (1) with respect to TRM or any of its Subsidiaries: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of
(i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d) and (2) with respect to any Foreign Subsidiary of
TRM: (a) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and


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principal place of business provided such country is a member of the
Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (b) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Foreign Bank"), and in each case with maturities of not more than 270 days from the date of acquisition and (c) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank.

     "Cash Flow Forecast" means a thirteen (13) week cash flow forecast and budget for TRM and its Subsidiaries on a consolidated basis, including line items for the amount of Revolving Loan Outstandings under the First Lien Credit Agreement during each week of such thirteen (13) week period. Each Cash Flow Forecast shall (i) contain reasonable detail and specificity, (ii) be certified by a Responsible Officer of TRM as being based upon such information and assumptions as such Responsible Officer reasonably believes to be accurate and reasonable under the circumstances and (iii) otherwise be acceptable to Administrative Agent and the Lenders (including as to budgeted amounts of Revolving Loan Outstandings (as defined in the First Lien Credit Agreement) during such thirteen (13) week period) in their sole discretion

     "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request (other than requests, the compliance with which is of a purely voluntary nature and which could not reasonably be expected to result in Material Adverse Effect if not complied with), guideline or directive (whether or not having the force of law) by any Governmental Authority.

     "Change of Control" means an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all Equity Interests that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty-five (35%) of the Equity Interests of TRM entitled to vote for members of the board of directors or equivalent governing body of TRM on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

          (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of TRM cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause


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     (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

          (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of TRM, or control over the Voting Stock of TRM on a fully-diluted basis (and taking into account all such Voting Stock that such Person or group has the right to acquire pursuant to any option right) representing thirty-five (35%) or more of the combined voting power of such Voting Stock;

          (d) TRM fails to own 100% of the outstanding Equity Interests in TRM LTD; or

          (e) (i) TRM shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of each of TRM ATM and TRM CC, (ii) TRM CC shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of TRM (Canada) Corporation, a corporation organized under the laws of Canada and registered as an extraprovincial company under the laws of British Columbia (with additional extraprovincial registrations in Quebec and Ontario), or (iii) TRM ATM shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of Access Cash International LLC, a Delaware Limited Liability company.

     "Closing Date" means the date hereof.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means a collective reference to all real and personal Property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

     "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, the Canadian Security Agreement and each other security document as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14 of the Existing Loan Agreement together with each instrument, agreement or document executed and delivered by a Loan Party in connection with this Agreement.

     "Commitment" has the meaning given it under the Existing Loan Agreement.

     "Compliance Certificate" means a certificate substantially in the form of
Exhibit 7.02.

     "Consolidated Adjusted EBITDA" means, for any period, for TRM and its Subsidiaries on a consolidated basis, an amount equal to Consolidated EBITDA for such period minus Consolidated Capital Expenditures (other than to the extent financed by the incurrence of Indebtedness).

     "Consolidated Capital Expenditures" means, for any period, for TRM and its Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include expenditures made with proceeds of any


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Involuntary Disposition to the extent such expenditures are used to purchase
Property that is the same as or similar to the Property subject to such Involuntary Disposition but shall include expenditures made to implement Triple DES technological upgrades to merchant owned ATMs ("Merchant Owned ATM Technology Upgrades") and which are characterized on Borrowers' financial statements as acquisition of intangibles and other assets or investments in goodwill.

     "Consolidated Cash Taxes" means, for any period, for TRM and its Subsidiaries on a consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

     "Consolidated EBITDA" means, for any period, for TRM and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following, to the extent deducted in calculating such Consolidated Net Income: a) Consolidated Interest Charges for such period; b) the provision for federal, state, local and foreign income taxes payable by TRM and its Subsidiaries for such period; c) the amount of depreciation and amortization expense for such period; d) non-cash expenses (excluding any non-cash expenses representing an accrual of or reserve for cash expenses in any future period); e) losses (or less gains) from or associated with asset dispositions; f) Non-recurring expenses of not greater than what is laid out in
Schedule 1-A; g) one-time cash expenses incurred in connection with the closing of this Agreement so long as such expenses are reasonably documented do not exceed $100,000 in the aggregate, all as determined in accordance with GAAP.

     "Consolidated Funded Indebtedness" means Funded Indebtedness of TRM and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

     "Consolidated Interest Charges" means, for any period, for TRM and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (ii) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (iii) the implied interest component of Synthetic Leases with respect to such period plus (or minus) (iv) cash payments (or cash receipts) in respect of periodic settlements on interest rate hedging agreements. Consolidated Interest Charges shall not include "rental" or similar costs of cash payable by TRM or any Subsidiary to TRM Inventory Funding Trust or any other Person in connection with obtaining "vault cash" pursuant to the Vault Cash Agreements.

     "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which TRM has delivered financial statements pursuant to Section 7.01(a) or (b).

     "Consolidated Net Income" means, for any period, for TRM and its Subsidiaries on a consolidated basis, the net income of TRM and its Subsidiaries (excluding extraordinary gains) for that period, as determined in accordance with GAAP.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power,


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by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 20% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "Debt Issuance" means the issuance by TRM or any Subsidiary of any Indebtedness other than Indebtedness that is either permitted under Section 8.03 or otherwise approved by the Required Lenders.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, plus (iii) 2.0% per annum.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Loans that are Eurocurrency Rate Loans.

     "Deposit Account" means any deposit account (as that term is defined in the Uniform Commercial Code).

     "Designated Account" means the Deposit Account of Borrower Representative identified on Schedule 1.01-B.

     "Designated Account Bank" has the meaning specified therefor in Schedule 1.01-C.

     "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any Property by TRM or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.

     "Dollar" and "$" mean lawful money of the United States.

     "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.


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     "Eligible Assets" means Property that is used or useful in the same or a similar line of business as TRM and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions, replacements or expansions thereof).

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Required Lenders, and (ii) unless an Event of Default has occurred and is continuing, Borrower Representative (each such approval not to be unreasonably withheld or delayed and no approval of Borrower Representative shall be required in connection with assignments made by the GSO Fund within 30 days of the Closing Date in connection with the primary syndication of the Loans and Commitments); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include TRM, any of TRM's Affiliates or Subsidiaries or any officer or director thereof or any Affiliates of such Persons.

     "Environmental Laws" means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of TRM or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

     "Equity Issuance" means any issuance by TRM or any Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, or (d) any issuance of its Equity Interests to an employee, officer or director or former employee, officer or director pursuant to a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement. The term "Equity Issuance" shall not be deemed to include any Disposition.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with TRM within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by TRM or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by TRM or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon TRM or any ERISA Affiliate.

     "Eurocurrency Rate" means the rate per annum, determined by Administrative Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the Eurocurrency Rate Loan requested (whether as an initial Eurocurrency Rate Loan or as a continuation of a Eurocurrency Rate Loan or as a conversion of a Base Rate Loan to a Eurocurrency Rate Loan) by Borrower Representative in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

     "Eurocurrency Rate Loan" means a Loan that bears interest at a rate based on the Eurocurrency Rate.

     "Eurocurrency Rate Loan" has the meaning specified in Section 2.02(a).

     "Event of Default" has the meaning specified in Section 9.01.

     "Excluded Property" means:

          (a) with respect to any Loan Party, (i) any owned or leased real Property unless requested by the Administrative Agent or the Required Lenders, (ii) any personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (A) governed by the Uniform Commercial Code or (B) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (iii) any Property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such Property and (iv) any permit, lease, license, contract or other instrument of such Person if the grant of a security interest in such permit, lease, license, contract or other instrument in the manner contemplated by this Agreement, is prohibited under the terms thereof or under applicable Law and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Person's rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both) but only to the extent that (A) consent from the relevant party or parties has not been obtained and (B) such prohibition is not rendered ineffective pursuant to the UCC or any other applicable law (including Debtor Relief Laws); and

          (b) with respect to any Foreign Subsidiary, (i) any owned or leased real Property unless requested by the Administrative Agent or the Required Lenders, (ii) any Property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such Property, (iii) any permit, lease, license, contract or other instrument of such Person if the grant of a security interest in such permit, lease, license, contract or other instrument in the manner contemplated by this Agreement, is prohibited under the terms thereof or under applicable Law and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Person's rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both) but only to the extent that (A) consent from the relevant party or parties has not been obtained and (B) such prohibition is not rendered ineffective pursuant to the UCC or any other applicable law (including Debtor Relief Laws) and (iv) any other Property for which, in the reasonable judgment of the Administrative Agent and the Required Lenders, (A) the expense of granting and perfecting a security interest therein under applicable Law is excessive given the value of such Property or (B) the granting and perfecting a security interest therein would have a material adverse impact on the operation of the business of any Loan Party or would result in a material tax liability to any Loan Party.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower Representative under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a).

     "Existing Loan Agreement" is defined in the Recitals to this Agreement.

     "Exposure" means, with respect to any Lender, such Lender's Applicable Percentage of the Outstanding Amount of the Term Loan.

     "Facilities" means, at any time, a collective reference to the facilities and real properties owned, leased or operated by TRM or any direct or indirect Subsidiary.

     "Fee Letter" means the letter agreement, dated June 6, 2006 among Borrowers and GSO Capital Partners.

     "First Lien Credit Agreement" means that certain Credit Agreement dated as of June 6, 2006 by and among the Borrowers, WFF (as administrative agent thereunder) and the GSO Fund as lender thereunder, as amended by that certain First Amendment to Credit Agreement, dated as of November 14, 2006.

     "First Lien Indebtedness" means the Indebtedness arising under and evidenced by the First Lien Loan Documents.

     "First Lien Loan Documents" means the First Lien Credit Agreement, those certain Term Notes and Revolving Notes of even date herewith made by Borrowers in the aggregate original principal amount of $41,000,000 and each other document, instrument or agreement executed and/or delivered by Borrowers or any affiliate thereof in connection with the transactions contemplated by any of the foregoing.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Funded Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all purchase money Indebtedness;

          (c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

          (d) all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (e) all obligations in respect of the deferred purchase price of property or services (including trade accounts payable in the ordinary course of business which, by their express terms are not due earlier than 120 days after the date on which such trade account payable was created);

          (f) the Attributable Indebtedness of Capital Leases, Synthetic Leases and Securitization Transactions;

          (g) all preferred stock or other Equity Interests providing for mandatory redemptions, sinking fund or like payments prior to the Maturity Date;

          (h) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but only to the extent that the aggregate amount of such Funded Indebtedness does not exceed the fair market value of Property;

          (i) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person;

          (j) all obligations or liabilities that otherwise would constitute Indebtedness hereunder but are characterized or treated as off-balance sheet financing or obligations under GAAP; and

          (k) all Funded Indebtedness of the types referred to in clauses (a) through (j) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person.

     For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

     "Funding Date" means the date on which a Loan is continued as a Eurocurrency Rate Loan (whether the same or a different Interest Period).

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

     "Governmental Authority" means the government of the United States, the United Kingdom or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

     "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided that in the case Guarantee described in clause (b) above where recourse is solely to the Property of such Person subject to a Lien, the amount of such Guarantee shall be deemed to be the lesser of the fair market value of such Property or the amount of such Guarantee. The term "Guarantee" as a verb has a corresponding meaning.

     "Guarantor" means each Subsidiary of TRM identified as a "Guarantor" on the signature pages hereto and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns. As of the Closing Date, the Guarantors consist of TRM (Canada) Corporation, (Company No. 272484-7), a corporation organized under the laws of Canada, and Access Cash International LLC, a Delaware limited liability company, and are referred to collectively as the "Guarantors".

     "Guaranty" means that certain Guaranty of even date herewith made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to
Article IV.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Honor Date" has the meaning set forth in Section 2.03(c).

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all Funded Indebtedness;

          (b) the Swap Termination Value of any Swap Contract;

          (c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

          (d) all Indebtedness of the types referred to in clauses (a) through
     (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the applicable Person or such Subsidiary.

     For avoidance of doubt, obligations with respect to the "leasing" or "rental" of cash arising under Vault Cash Agreements (including surcharges and interchanges fees payable pursuant to the terms thereof) shall not constitute "Indebtedness" hereunder to the extent that such obligations do not constitute and have not become recourse Indebtedness to TRM or any of its other Subsidiaries.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnitees" has the meaning specified in Section 11.04(b).

     "Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement dated as of June 6, 2006 by and among Borrower, Administrative Agent and the agent under the First Lien Loan

Documents on behalf of the "Lenders" thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Interest Payment Date" means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

     "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Loan Notice; provided that:

               (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period shall extend beyond the Maturity Date.

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and, for avoidance of doubt, neither (i) Consolidated Capital Expenditures nor (ii) corporate overhead and corporate expenses incurred by TRM and allocated to a Foreign Subsidiary in accordance with its pro rata share thereof and accounted for as an intercompany payable pursuant to the books and records of TRM, consistent with historical practice, shall be deemed an Investment.

     "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of TRM or any of its Subsidiaries.

     "IP Rights" has the meaning specified in Section 6.17.

     "IRS" means the United States Internal Revenue Service.

     "Joinder Agreement" means a joinder agreement substantially in the form of
Exhibit 7.12 executed and delivered by a Subsidiary in accordance with the provisions of Section 7.12.

     "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "Lender Group" means, individually and collectively, each of the Lenders and Administrative Agent.

     "Lenders" means the Term A Lenders and the Term B Lenders, collectively.

     "Lending Office" means, as to any Lender, the office or offices of such Lender designated by such Lender in writing to the Administrative Agent and Borrower Representative, or such other office or offices as a Lender may from time to time notify Borrower Representative and the Administrative Agent.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or, to the extent constituting a security interest under applicable Law, other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loan" means the Term Loan which shall be Eurocurrency Rate Loans when made.

     "Loan Account" has the meaning specified therefor in Section 2.17 hereof.

     "Loan Documents" means this Agreement, each Note, the Intercreditor Agreement, the UK Pledge Agreement, the Bank Product Agreements, each Issuer Document, each Joinder Agreement, the Collateral Documents, that certain Milestone Side Letter Agreement of even date herewith by and among Borrowers, Administrative Agent and Lenders, the Registration Rights Agreement, the Warrants and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently herewith, in connection with the Existing Loan Agreement or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Loan Notice" means a notice of a continuation of Eurocurrency Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02.

     "Loan Parties" means, collectively, the Borrowers and the Guarantors.

     "Majority Term B Lenders" means, as of any date, Term B Lenders holding more than 50% of the Outstanding Amount of the Term B Loan.

     "Material Adverse Effect" means, with respect to any event, act, condition, circumstance or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition, circumstance, conditions or occurrences, whether or not related, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Borrower, the Loan parties taken as a whole, or the UK Loan Parties taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or (d) a material adverse change in, or a material adverse effect upon the existence, validity, perfection or priority of any security interest granted in any Loan Document or the value of any material Collateral.

     "Material Contract" means (a) (i) any employment agreements covering executive or key management of any Loan Party, (ii) collective bargaining agreements or other labor agreements covering any employees of any Loan Party,
(iii) agreements for managerial, consulting or similar services to which any Loan Party is a party or by which it is bound, (iv) real estate leases, intellectual property licenses or other lease or license agreements to which any Loan Party is a party, either as lessor or lessee, or as licensor or licensee thereunder, (v) customer, distribution, marketing or supply agreements to which any Loan Party is a party (other than purchase and sale orders arising in the ordinary course of business, consistent with historical practice), in each case with respect to the preceding clauses (i), (iii), (iv) and (v) requiring payment of more than $1,000,000 in any year, (vi) partnership agreements to which any Loan Party is a general partner or joint venture agreements to which any Loan Party is a party or (vii) any other agreements or instruments to which any Loan Party is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect, and (b) or any contract or agreement which generates or is expected to account for $500,000 or more of any Loan Party's annual gross revenues.

     "Maturity Date" means (i) with respect to the Term A Loan, February 28, 2007, and (ii) with respect to the Term B Loan, June 6, 2012.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which TRM or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Net Cash Proceeds" means the aggregate cash or Cash Equivalents proceeds received by a Borrower or any Subsidiary in respect of any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent or, if consented to by the Required Lenders, any other Indebtedness secured by such Permitted Lien and ranking pari passu or junior to any Lien of the Administrative Agent) on the related Property; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by a Borrower or any Subsidiary in any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition.

     "Note(s)" has the meaning specified in Section 2.11(a).

     "Obligations" means (a) all advances to, and debts, liabilities, obligations (including indemnification obligations), covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) the Bank Product Obligations. The foregoing shall also include all obligations under any Swap

Contract between any Loan Party and any Lender or Affiliate of a Lender that is permitted to be incurred pursuant to Section 8.03(d).

     "Original Closing Date" means June 6, 2006.

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (other than Excluded Taxes) arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Outstanding Amount" means on any date, the amount of the aggregate outstanding principal amount of the applicable Term Loan after giving effect to any prepayments or repayments thereof occurring on such date;.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by TRM or any ERISA Affiliate or to which TRM or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Permitted Investments" means, at any time, Investments by a Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of
Section 8.02.

     "Permitted Liens" means, at any time, Liens in respect of Property of a Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

     "Permitted Transfers" means (a) Dispositions of inventory in the ordinary course of business (which includes ATMs and photocopiers either held for sale or lease or otherwise transferred or sold to customers in the ordinary course of business consistent with historical practice in an aggregate amount not to exceed $500,000 per fiscal year of Borrowers); (b) Dispositions of machinery and equipment no longer used or useful in the conduct of business of the applicable Borrower and its Subsidiaries that are Disposed of in the ordinary course of business; (c) Dispositions of Property to a Borrower or any Subsidiary (other than to any Dormant Subsidiary), provided, that if the transferor of such Property is a Loan Party either (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02; (d) Dispositions of accounts receivable in connection with the collection or compromise thereof; (e) non-exclusive licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of any Borrower and its Subsidiaries and, in any event, the license of certain TRM name and trademark rights to Digital 4 Convenience TLC for a period of two years in connection with the sale by TRM of its photocopier business in the United Kingdom; and (f) the sale or disposition of Cash Equivalents for fair market value.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by TRM or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "Pledge Agreements" means, collectively, (i) that certain Pledge Agreement dated as of June 6, 2006 made by TRM in favor of Administrative Agent with respect to its equity interests in the other Borrowers, (ii) that certain Pledge Agreement made by TRM ATM and TRM CC with respect to their respective Subsidiaries, and (iii) that certain Pledge Agreement made by TRM in favor of Administrative Agent with respect to 65% of the issued and outstanding equity securities of TRM LTD.

     "Prepayment Premium" means (i) during the period beginning on the Closing Date through June 6, 2007, three percent (3.0%), (ii) during the period beginning on June 7, 2007 through June 6, 2008, two percent (2.0%), (iii) during the period beginning on June 7, 2008 through June 6, 2009, one percent (1.0%) and (iv) thereafter, zero percent (0.0%).

     "Processing Agreements" means that certain Master Services Agreement dated on or about November 19, 2004 between TRM ATM and eFunds Corporation and that certain Money Access Service Processing Agreement dated March 3, 1999 between Star Processing, Inc. (f/k/a Money access Services, Inc.) and TRM ATM, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Pro Forma Basis" means, for purposes of calculating the financial covenants set forth in Section 8.11, that any Disposition (other than Permitted Transfers), Involuntary Disposition, Acquisition or Restricted Payment of the type described in Section 8.06(c) shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrowers were required to deliver financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing,
(a) with respect to any Disposition or Involuntary Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Acquisition, (i) income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for TRM and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by a Borrower or any Subsidiary (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction
(A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

     "Pro Forma Compliance Certificate" means a certificate of a Responsible Officer of Borrower Representative containing reasonably detailed calculations of the financial covenants set forth in Section

8.11 as of the most recent fiscal quarter end for which the Borrowers were required to deliver financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.

     "Property" means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

     "Register" has the meaning specified in Section 11.06(c).

     "Registration Rights Agreement" is defined in the Recitals to this Agreement.

     "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

     "Required Lenders" means, (i) at any time any Term A Loan Obligations are outstanding, those Term A Lenders holding at least 66 2/3% of the aggregate Outstanding Amount of the Term A Loan Obligations, and (ii) at all times after payment in full, in cash of all Obligations owing to the Term A Lenders, the Term B Lenders holding at least 66 2/3% of the aggregate Outstanding Amount of the Term B Loan Obligations.

     "Responsible Officer" means the chief executive officer, president, treasurer, managing director or chief financial officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of a Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to a Borrower's stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or Property for any of the foregoing.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Same Day Funds" means immediately available funds denominated in Dollars.

     "SEC" means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Securitization Transaction" means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

     "Security Agreement" means the Security and Pledge Agreement dated as of the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties.

     "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
(c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. In determining whether a Person is Solvent, credit shall be given for subrogation, contribution and similar rights in favor of such Person.

     "Specified Obligations" means Obligations consisting of principal of and interest on the Term Loan and fees.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of TRM.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

     "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

     "Term A Lender" means each of the Persons identified as a "Term A Lender" on the signature pages hereto, any Person which becomes a Term A Lender by executing an Assignment and Assumption Agreement pursuant hereto, and their successors and assigns.

     "Term A Loan" has the meaning specified in Section 2.01(b).

     "Term B Lender" means each of the Persons identified as a "Term B Lender" on the signature pages hereto, any Person which becomes a Lender by executing an Assignment and Assumption Agreement pursuant hereto, and their successors and assigns.

     "Term B Loan" has the meaning specified in Section 2.01(b).

     "Term Loans" means both Term A Loan and Term B Loan and "Term Loan" refers to either Term A Loan or Term B Loan, as the context permits or requires.

     "Tranche" means a category of Commitments and Loans thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the Term Loans denominated as Eurocurrency Loans, and (b) any Base Rate Loans.

     "TRM CC" has the meaning specified in the introductory paragraph hereto.

     "TRM ATM" has the meaning specified in the introductory paragraph hereto.

     "TRM LTD" means TRM (ATM) LIMITED, a company incorporated in England and Wales, and a wholly owned Subsidiary of TRM.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding that Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "UK Indebtedness" means the Indebtedness evidenced by the UK Loan Documents in a maximum aggregate principal Dollar Equivalent amount of $24,000,000.

     "UK Loan Parties" means those Persons identified as a "Borrower" or a "Guarantor" under the UK Loan Documents, together with their respective successors and assigns.

     "UK Loan Documents" means, collectively, (i) that certain Facility Agreement by and among GSO Luxembourg Origination Funding S.a.r.l., as agent and a lender thereunder ("GSO Lux"), and TRM LTD, as the borrower, (ii) that certain Debenture of even date therewith issued by TRM LTD in favor of GSO Lux for the benefit of the lenders thereunder, (iii) that certain Charge Over Shares of TRM ATM Limited made by TRM in favor of GSO Lux, and (iv) that certain Guarantee made by TRM in favor of

GSO Lux and the lenders under the UK Loan Documents with respect to the UK Indebtedness, each of the foregoing dated as of June 6, 2006, together with each other document, agreement, certificate or instrument executed and/or delivered by any UK Loan Party in connection with the transactions contemplated by the UK Loan Documents, all as hereafter amended, restated, supplemented or otherwise modified from time to time.

     "UK Pledge Agreement" means that certain Charge Over Shares dated the Closing Date executed in favor of the Administrative Agent by TRM, as amended, supplemented or otherwise modified from time to time.

     "United Kingdom" and "UK" mean the United Kingdom of Great Britain and Northern Ireland.

     "United States" and "U.S." mean the United States of America.

     "US Vault Cash Agreement" means that certain Loan and Servicing Agreement dated as of March 17, 2000 by and among, inter alia, TRM Inventory Funding Trust, TRM ATM, DZ Bank AG as amended by that certain Twelfth Amendment to Loan and Sevicing Agreement dated as of September 30, 2006 and certain mesne amendments and as from time to time further amended, restated, supplemented or otherwise modified and in effect.

     "Vault Cash Agreements" means, collectively, (i) the US Vault Cash Agreement, and (ii) the CAN Vault Cash Agreement.

     "Voting Stock" means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Warrants" is defined in the Recitals to this Agreement.

     "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

     "Wholly Owned Subsidiary" means any Person 100% of whose Equity Interests are at the time owned by a Borrower directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by a Borrower.

1.02 Other Interpretive Provisions.

     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any

     Person shall be construed to include such Person's successors and assigns,
     (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof,
     (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) whenever a decision, consent or approval is to be made hereunder within a party's discretion, such discretion shall be reasonable (from the perspective of a secured lender's judgment) and such decision, consent or approval shall not be unreasonably withheld, delayed or conditioned unless it is expressly stated hereunder that such decision, consent or approval is or can be conditioned or is subject to the sole and/or absolute discretion of the party making such determination and (viii) any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or the Cash Collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that by the terms of the applicable documents will remain outstanding and that are not required by the provisions of this Agreement to be repaid or Cash Collateralized.

          (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

     (a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by a Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.

     (b) Changes in GAAP. Borrower Representative will provide a written summary of material changes in GAAP and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(b). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower Representative or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) Borrower Representative shall provide to the

Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     (c) Calculations. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that (i) all calculations of the financial covenants in Section 8.11 shall be made on a Pro Forma Basis and (ii) obligations with respect to the "leasing" or "rental" of cash arising under Vault Cash Agreements and under that certain Agreement for the Provision of Cash dated as of January 25, 2005 by and among TRM LTD and Alliance and Leicester Commercial Bank Plc shall not constitute "Indebtedness" hereunder to the extent that such obligations do not constitute recourse Indebtedness to the Borrowers or any of their other respective Subsidiaries.

1.04 Times of Day.

     Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.05 Rounding.

     Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                                   ARTICLE II

                           THE TERM LOANS AND WARRANTS

2.01 The Term Loans.

     Subject to and in reliance upon the terms and conditions set forth in the Existing Loan Agreement, each Term Lender severally agreed and made its portion of the Term Loan (as defined in the Existing Loan Agreement and hereinafter, the "Original Term Loan") to Borrower or acquired its pro rata interests therein pursuant to assignments made in accordance with Section 11.06 hereof. The Original Term Loan was fully funded on the Original Closing Date in an original aggregate principal amount of $40,000,000, all of which is outstanding as of the Closing Date. All Commitments of the Lenders under the Existing Loan Agreement are fully funded and are hereby terminated. The Original Term Loan is hereby divided into (i) a term loan ("Term A Loan") in an aggregate original principal amount equal to $15,000,000 in accordance with each Term A Lender's Applicable Percentage, and (ii) a term loan (the "Term B Loan") in an aggregate amount equal to $25,000,000 in accordance with each Term B Lender's Applicable Percentage. Amounts repaid on either Term Loan may not be re-borrowed. The Term Loans shall consist only of Eurocurrency Rate Loans, as further provided herein.

2.02 Conversions and Continuations of Loans.

     (a) The Term Loans and each continuation of Eurocurrency Rate Loans comprising the Term Loans (each a "Eurocurrency Rate Loan") shall be made upon the Borrower Representative's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the Funding Date of any Borrowing of or continuation of Eurocurrency Rate Loans. Each telephonic notice by Borrower

Representative pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower Representative. Each continuation of a Eurocurrency Rate Loan shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) the requested date of the continuation (which shall be a Business Day), (ii) the principal amount of Loans to be continued, and (iii) the duration of the Interest Period with respect thereto. If Borrowers fail to give a timely notice requesting a continuation, then the applicable Loans shall be continued as a Eurocurrency Rate Loan having an Interest Period of one month. Any automatic continuation of Eurocurrency Rate Loans shall be effective as of the last day of the Interest Period then in effect. If Borrowers request a continuation of Eurocurrency Rate Loans in any Loan Notice, but fail to specify an Interest Period, Borrowers will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Term Loans, and if no timely notice of a continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic continuation, as described in the preceding subsection.

2.03 Reserved.

2.04 Continuations and Conversions of Loans.

     (a) Except as otherwise provided herein, each Eurocurrency Rate Loan may be continued only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be continued as Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans be converted immediately to Base Rate Loans.

     (b) The Administrative Agent shall promptly notify the Borrower Representative and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify Borrower Representative and the Lenders of any change in Wells Fargo's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (c) After giving effect to all Borrowings and all continuations of Loans, there shall not be more than five (5) Eurocurrency Rate Loans in effect at any given time.

2.05 Prepayments.

     (a) Voluntary Prepayments of Loans. Borrowers may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Term A Loan (subject to the last sentence of this Section 2.05(a)) in whole or in part; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and any such prepayment of Eurocurrency Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and any prepayment of Term A Loan shall be applied to the remaining principal amortization payments in their inverse order and (B) such prepayment must be accompanied by the applicable Prepayment Premium. Each such notice shall specify the date and amount of such prepayment and the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Borrowers may not prepay the Term B Loans, in whole or in part, so long as any principal balance of the Term A Loans remain outstanding, without the prior written consent of the Term A Lenders, which consent may be withheld or conditioned in the sole discretion of the Term A Lenders.

     (b) Mandatory Prepayments of Loans.

          (i) Reserved.

          (ii) Reserved.

          (iii) Dispositions and Involuntary Dispositions. Subject to the terms of the First Lien Loan Documents, the Borrowers shall prepay the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions (other than Permitted Transfers) and Involuntary Dispositions. Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (vii) below.

          (iv) Reserved.

          (v) Debt Issuances. Subject to the terms of the First Lien Loan Documents, immediately upon receipt by any Loan Party of the Net Cash Proceeds of any Debt Issuance, the Borrowers shall prepay the Loans as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vii) below).

          (vi) Equity Issuances. Subject to the terms of the First Lien Loan Documents, immediately upon the receipt by TRM of the Net Cash Proceeds of any Equity Issuance, the Borrowers shall prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds.

          (vii) Application of Mandatory Prepayments. Unless a Default or Event of Default exists all amounts required to be paid pursuant to this Section 2.05(b) shall, subject to the terms of the Intercreditor Agreement, be applied first to the installments of principal due under the Term A Loan ratably, to be applied to future installment payments in inverse order until all Term Loan A Obligations are paid in full and then to repay outstanding principal due under the Term B Loan ratably until paid in full. Within the parameters of the applications set forth above, prepayments shall be applied to Eurocurrency Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. Application of repayments of the Obligations after acceleration or maturity thereof shall be governed by Section 9.03 hereof.

          (viii) Eurocurrency Prepayment Account. If the Borrowers are required to make a mandatory prepayment of Eurocurrency Rate Loans under clauses
     (iii), (iv), (v) or (vi) of this Section 2.05(b), so long as no Event of Default exists, the Borrowers shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurocurrency Rate Loans and shall be applied to the prepayment of the applicable Eurocurrency Rate Loans at the end of the current Interest Periods applicable thereto or, sooner, at the election of the Administrative Agent, upon the occurrence of an Event of Default. At the request of Borrower Representative, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing on or prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurocurrency Rate Loans; any interest earned on such Cash Equivalents will be for the account of the Borrowers and the Borrowers will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

2.06 Issuance of Warrants.

     In consideration for entering into this Agreement, TRM shall issue to each Term B Lender the Warrants with respect to the number of Warrant Shares equal to 3,072,074. On the Closing Date, TRM shall deliver to each Term B Lender the Warrants that such Lender is acquiring hereunder at such closing, duly executed on behalf of TRM and registered in the name of such Lender or its designee on the books and records of TRM.

2.07 Repayment of Loans.

     The entire outstanding principal amount of the Term Loans shall become due and owing and Borrowers shall repay all Obligations in full, together with all accrued and unpaid interest thereon, on the applicable Maturity Date.

2.08 Interest.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum (the "Effective Rate") equal to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable date of conversion at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) all other Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the daily balance thereof at a rate per annum equal to the Eurocurrency Rate plus the Applicable Margin.

     (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (ii) If any amount (other than principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided, however, that interest due and payable pursuant to clause (a) above shall be paid by Borrowers when due by adding such amounts to the then outstanding principal balance of the applicable Term Loan and interest will accrue on such capitalized interest at the applicable interest rates set forth herein. The aggregate amount of capitalized interest (together with interest thereon) shall be due and payable in full in one lump sum on the earliest to occur of the following events: (i) the Maturity Date, or (ii) the date that the Obligations hereunder are otherwise paid in full and the Loan Documents are terminated, or (iii) the acceleration of all of the Obligations. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

     The Borrowers shall pay to the Term A Lenders for their own respective accounts, an amendment fee in the amount of $400,000, which fee shall be paid on the Closing Date by adding the amount thereof to the outstanding principal balance of the Term A Loan. Accordingly, Borrowers agree and acknowledge that, on the Closing Date and after giving effect to the payment of the Amendment Fee, the outstanding aggregate principal balance of the Term A Loan is $15,400,000. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. All Fees payable hereunder or pursuant to any Loan Document or the Fee Letter (as defined in the Existing Loan Agreement) shall be payable in Dollars.

2.10 Computation of Interest and Fees.

     All computations of interest for Loans and all other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

     The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrowers made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender's Loans to the Borrowers in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11(a) (a "Note"). Each Lender may attach schedules to its Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

2.12 Payments Generally; Administrative Agent's Clawback.

     (a) Reserved

     (b) Loan Account. To the extent any payment is not made, Borrowers hereby authorize Administrative Agent, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable), all expenses (as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.18(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.09 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan) to Borrowers' Loan Account, which amounts shall be added to the then outstanding principal balance of the Term Loan and shall accrue interest at the rate then applicable to Term Loans that are Eurocurrency Rate Loans.

     (c) Reserved

     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders.

     If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this Section shall not be construed to apply to
     (x) any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

     Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Appointment of Borrower Representative.

     (a) The Borrowers maintain an integrated cash management system reflecting their interdependence on one another and the mutual benefits shared among them as a result of their respective operations. In order to efficiently fund and operate their respective businesses and minimize the number of borrowings which they will make under this Agreement and thereby reduce the administrative costs and record keeping required in connection therewith, including the necessity to enter into and maintain separately identified and monitored borrowing facilities, the Borrowers have requested, and the Administrative Agent and the Lenders have agreed that, subject to Section 11.18 hereof, all Loans will be advanced to and for the account of the Borrowers on a joint and several basis pursuant to the wire transfer instructions specified herein Borrower Representative. Each Borrower hereby acknowledges that it will be receiving a direct benefit from the Term Loan made pursuant to this Agreement.

     (b) Each Borrower hereby designates, appoints, authorizes and empowers TRM as the "Borrower Representative" for all purposes under this Agreement, as its agent to act as specified in this Agreement and each of the other Loan Documents and the Borrower Representative hereby acknowledges such designation, authorization and empowerment, and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs the Borrower Representative to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Borrower Representative by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower's behalf:

          (i) to submit on behalf of each Eurocurrency Rate Loan Notices of Continuations to the Administrative Agent in accordance with the provisions of this Agreement;

          (ii) to receive on behalf of each Borrower the proceeds of the Loans in accordance with the provisions of this Agreement, such proceeds to be disbursed to or for the account of the applicable Borrower as soon as practicable after its receipt thereof; and

          (iii) to submit on behalf of each Borrower, Compliance Certificates, Excess Cash Flow Certificates and all other certificates, notices and other communications given or required to be given hereunder.

     The Borrower Representative is further authorized and directed by each Borrower to take all such actions on behalf of such Borrower necessary to exercise the specific power granted in clauses (i) through (iii) above and to perform such other duties hereunder and under the other Loan Documents, and deliver such documents as delegated to or required of the Borrower Representative by the terms hereof or thereof. The administration by the Administrative Agent and Lenders of the credit facility under this Agreement as a co-borrowing facility with a borrower agent or representative in the manner set forth herein is solely as an accommodation to the Borrowers and at their request and neither the Administrative Agent nor any Lender shall incur any liability to any Borrowers or the Borrower Representative as a result thereof.

     (c) If and to the extent the Borrower Representative is a party to any merger, consolidation or other transaction permitted under this Agreement such that the Borrower Representative is not the surviving entity, the Borrowers shall appoint a replacement Borrower Representative from among the remaining Borrowers, such replacement Borrower Representative to be reasonably acceptable to Administrative Agent. Nothing in this subsection 2.14(c) shall constitute Administrative Agent's or any Lender's consent to, or waiver of any Event of Default arising from, any merger, consolidation or other transaction involving the Borrower Representative that violates any term or provision of this Agreement or any other Loan Document.

2.15 Crediting Payments.

     The receipt of any payment item by Administrative Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Administrative Agent's Account or unless and until such payment item is honored when presented for payment. Should any such payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any such payment item shall be deemed received by Administrative Agent only if it is received into the Administrative Agent's Account on a Business Day on or before 2:00 p.m. If any payment item is received into the Administrative Agent's Account on a non-Business Day or after 2:00 p.m. on a Business Day, it shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. Subject to the definition of "Interest Period", if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

2.16 Reserved.

2.17 Maintenance of Loan Account; Statements of Obligations.

     Administrative Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loan and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses. In accordance with
Section 2.15, the Loan Account will be credited with all payments received by Administrative Agent from Borrowers or for Borrowers' account. Administrative Agent shall render statements regarding the Loan Account to Borrower Representative, including principal, interest, fees, and including an itemization of all charges and expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Borrower Representative, Borrower Representative shall deliver to Administrative Agent written objection thereto describing the error or errors contained in any such statements.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Loan Party shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Loan Parties. Each Loan Party shall indemnify the Administrative Agent, each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

     Without limiting the generality of the foregoing, any Foreign Lender shall deliver to a Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower to determine the withholding or deduction required to be made.

     Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Borrowers, as the Administrative Agent or the Borrowers shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

     (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent, such Lender agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.02 Illegality.

     If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

     If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify Borrower Representative and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs.

     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

          (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

          (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender;

     and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers shall pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower Representative shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses.

     Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

          (b) any failure by Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow or continue any Loan on the date or in the amount notified by such Borrower; or

          (c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower Representative pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

     For purposes of calculating amounts payable by Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any un-reimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and out-of-pocket expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, the Borrowers may replace such Lender in accordance with Section 11.13.

3.07 Survival.

     All of the Borrowers' obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV

                                    GUARANTY

4.01 The Guaranty.

     (a) Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent and each of the holders of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash

Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

     (b) Reserved.

     (c) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts, the obligations of each Guarantor (in its capacity as such) under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable Law.

4.02 Obligations Unconditional.

     (a) The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been irrevocably paid in full.

     (b) Each Guarantor acknowledges that it is aware of the Existing Events of Default, has received copies of this Agreement and each other amendment contemplated to be delivered in connection with the First Lien Loan Documents and the UK Loan Documents and unconditionally reaffirms its obligations hereunder and under each other Loan Document to which it is a party.

     (c) Without limiting the generality of the foregoing subsection (a), it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of any of the Loan Documents, or other documents relating to the Obligations or any other agreement or instrument referred to therein shall be done or omitted;

          (iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other documents relating to the Obligations or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien granted to, or in favor of, the Administrative Agent or any holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

          (v) any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

     (d) With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute obligations guaranteed hereby, notices of amendments, waivers, consents and supplements to the Loan Documents and other documents relating to the Obligations, or the compromise, release or exchange of collateral or security, and all other notices whatsoever, and any requirement that the Administrative Agent or any holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other documents relating to the Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 Reinstatement.

     Neither the Guarantors' obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrowers, by reason of any Borrower's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Obligations. In addition, the obligations of each Guarantor under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each holder of the Obligations on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

4.04 Certain Waivers.

     Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrowers hereunder or against any collateral securing the Obligations or otherwise, and
(b) it will not assert any right to require that action first be taken against the Borrowers or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right, and (c) nothing contained herein shall prevent or limit action being taken against the Borrowers hereunder, under the other Loan Documents or the other documents and agreements relating to the Obligations or, foreclosure on any security or collateral interests relating hereto or thereto, or the exercise of any other rights or remedies available in respect thereof, if neither the Borrowers nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors' obligations hereunder unless as a result thereof, the Obligations shall have been paid in full, it being the purpose and intent that the Guarantors' obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation in accordance with to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05 Remedies.

     The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of
Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

4.06 Rights of Contribution.

     The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been irrevocably paid in full, and none of the Guarantors shall exercise any such contribution rights until the Obligations have been irrevocably paid in full.

4.07 Guaranty of Payment; Continuing Guarantee.

     (a) The guarantee given by the Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

     (b) Reserved.

     (c) If, for any reason, notwithstanding the foregoing, the obligations and agreements of a Guarantor herein cease to be a continuing security, the liability of such Guarantor hereunder at the date of such cessation shall remain regardless of any subsequent increase or reduction in the amounts due from any Borrower in respect of the Obligations. To the extent (if at all) relevant, this perpetuity period for the rights herein contained is 80 years from the date and time of this Agreement.

                                    ARTICLE V

                     CONDITIONS PRECEDENT TO THIS AGREEMENT

5.01 Conditions of Effectiveness of this Agreement.

     The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

          (a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

          (b) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance satisfactory to the Administrative Agent.

          (c) Financial Statements. The Administrative Agent shall have received a Cash Flow Forecast as of November 9, 2006, together with updated financial projections through the Maturity Date of the Term A Loan.

          (d) No Material Adverse Change. Other than as specifically identified on Schedule 5.01(d), there shall not have occurred a material adverse change since the Original Closing Date in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of TRM and its Domestic Subsidiaries, taken as a whole.

          (e) Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

          (f) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

               (i) a statement that the organizational documents delivered by the Loan Parties to the Administrative Agent in connection with the transactions consummated on the Original Closing Date have not been rescinded, amended, supplemented or otherwise modified and are in full force and effect, certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

               (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

               (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, the state of its principal place of business and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (g) Bank Accounts. Receipt by the Administrative Agent of evidence that all deposit accounts and securities accounts of each Loan Party is subject to an account control agreement in form and substance reasonably acceptable to Administrative Agent and the Lenders.

          (h) Warrants; Registration Rights Agreement. Receipt by the Administrative Agent on behalf of the Term B Lenders of the executed counterparts of the Registration Rights Agreement and the Warrants, properly executed by a Responsible Officer of TRM.

          (i) Government Consent. Receipt by the Administrative Agent of evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the transactions contemplated by this Agreement have been received, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could have such effect.

          (j) UK Loan Documents. Receipt by the Administrative Agent of copies of the fully executed amendment to the UK Loan Documents, amending such documents in a manner consistent with the terms contemplated hereunder, including, without limitation, waiving existing events of default thereunder and providing the requisite consents to the transactions contemplated hereunder, certified by a Responsible Officer of Borrower Representative as being true, correct and complete, together with evidence that all conditions precedent to the effectiveness thereof have been either waived or fully satisfied.

          (k) First Lien Loan Documents. Receipt by the Administrative Agent of copies of the fully executed amendment to the First Lien Loan Documents, amending such documents in a manner consistent with the provisions hereof, including, without limitation, waiving existing events of default thereunder and providing the requisite consents to the transactions contemplated hereunder, certified by a Responsible Officer of Borrower Representative as being true, correct and complete, together with (i) evidence that all conditions precedent to the effectiveness thereof, but for the execution and delivery of this Agreement, have been either waived or fully satisfied and (ii) a fully executed counterpart original of a reaffirmation of the Intercreditor Agreement.

          (l) Reserved.

          (m) Reserved.

          (n) Fees. Receipt by the Administrative Agent and the Lenders of any fees required to be paid on or before the Closing Date.

          (o) Attorney Costs. The Borrowers shall have paid all fees, charges and disbursements of counsel to GSO Capital Partners, each Lender and the Administrative Agent previously invoiced in connection with the transactions consummated on and since the Original Closing Date and all such fees, charges and disbursements incurred by any such Person in connection with the preparation, negotiation, execution and delivery of this Agreement and in connection with the transactions contemplated hereunder.

     Each Request for Continuation submitted by a Borrower shall be deemed to be a representation and warranty as to the facts specified and that the conditions specified herein and the conditions specified in Section 5.01 of the Existing Loan Agreement (which provisions are incorporated herein as though fully set forth above, notwithstanding the termination of said agreement) have been satisfied on and as of the date of the applicable Continuation.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     The Loan Parties represent and warrant to the Administrative Agent and the Lenders as follows:

6.01 Existence, Qualification and Power.

     Each Loan Party (a) is duly organized, incorporated or formed, validly existing and (to the extent the concept of good standing exists in such jurisdiction) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and (to the extent the concept of good standing exists in such jurisdiction) in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Contravention.

     The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, including TRM's obligation to issue the Warrants, the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise thereof, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB) or any applicable Law or regulation in any relevant jurisdiction concerning the giving of financial assistance by any Loan Party for the acquisition or subscription of shares in it or concerning the protection of the shareholders' capital of such Loan Party. Each Loan Party is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Except for the filing of a proxy statement with the SEC as would be required if TRM seeks shareholder approval pursuant to the rules of the NASDAQ National Market for the issuance of an aggregate number of Warrant Shares greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date, the filings and listings contemplated by the Registration Rights Agreement, and the filing of instruments to perfect security interests, none of TRM and its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Loan Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that TRM or any of its Subsidiaries is required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement. To the Knowledge (as defined below) of TRM, there are no facts or circumstances that might give rise to any of the foregoing. TRM and its Subsidiaries are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder. The "Knowledge" of TRM means, for purposes of this Section 6.02, the actual knowledge of any "officer" (as such term is defined in Rule 16a-1 under the 1934 Act) of TRM or of the principal financial officer of any Subsidiary.

6.03 Governmental Authorization; Other Consents.

     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (i) those that have already been obtained and are in full force and effect and (ii) filings to perfect the Liens created by the Collateral Documents.

6.04 Binding Effect.

     Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principals relating to enforceability.

6.05 Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly presented the financial condition of TRM and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) showed all material indebtedness and other liabilities, direct or contingent, of TRM and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness.

     (b) The Interim Financial Statements (as defined in the Existing Loan Agreement) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly presented the financial condition of TRM and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; and (iii) showed all material indebtedness and other liabilities, direct or contingent, of TRM and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (c) Other than with respect to forecasts or financial projections contained therein (which forecasts and projections shall be prepared based on reasonable assumptions consistently applied), the Pro Forma Financial Statements (as defined in the Existing Loan Agreement) (a) fairly presented in all material respects the consolidated pro forma financial condition of TRM and its Subsidiaries as at such date and the consolidated pro forma results of operations of TRM and its Subsidiaries for the period ended on such date (and the financial statements utilized in preparing such pro forma statements were prepared in accordance with GAAP) and (b) were prepared in accordance in all material respects with the requirements of Regulation S-X under the Securities Act of 1933, as amended, applicable to a Registration Statement under such Act on Form S-1.

     (d) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by TRM or any Subsidiary (other than the sale by TRM of TRM Copy Centres (U.K.) Limited pursuant to and in accordance with the terms of that certain Sale Purchase Agreement for the shares of TRM Photocopy Centres (U.K.) Limited by and between TRM Copy Centers (USA) Corporation, an Oregon Corporation and Digital 4 Convenience PLC incorporated and registered in England and Wales), or any Involuntary Disposition, of any material part of the business or Property of TRM and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of TRM and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

     (e) The financial statements delivered pursuant to Section 7.01(a) and (b) after the Original Closing Date have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and, in the case of annual financial statements delivered pursuant to Section 7.01(a), consolidating, financial condition, results of operations and cash flows of TRM and its Subsidiaries as of the dates thereof and for the periods covered thereby.

     (f) Other than those matters set forth on Schedule 5.01(d), since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 Litigation.

     There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due inquiry, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07 No Default.

     (a) No Loan Party is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect, except any such defaults as are cured by or in connection with the waiver of the Existing Events of Default.

     (b) No Default has occurred and is continuing.

6.08 Ownership of Property; Liens.

     Each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party is subject to no Liens, other than Permitted Liens.

6.09 Environmental Compliance.

     Except as could not reasonably be expected to have a Material Adverse
Effect:

          (a) Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

          (b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (c) No Loan Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf any Loan Party in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which any Loan Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Borrower, any Subsidiary, the Facilities or the Businesses.

          (f) There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10 Insurance.

     Except as has been disclosed to and accepted by the Administrative Agent, the properties of each Loan Party are insured with financially sound and reputable insurance companies not Affiliates of TRM, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party operates. The insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

6.11 Taxes.

     Each Loan Party has filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or Guarantor that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

6.12 ERISA Compliance.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.13 Subsidiaries.

     (a) Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary of each Loan Party, together with (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Borrower or any Guarantor and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Equity Interests of each Subsidiary are validly issued, fully paid and non-assessable.

     (b) None of S-3 Corporation, a Delaware corporation and Wholly Owned Subsidiary of TRM ATM ("S-3"), Strategic Software Solutions Limited, a company organized under the laws of England and Wales and a Wholly Owned Subsidiary of S-3 ("SSS"), TRM Services Limited, (Company No. 05542372), a company organized under the laws of England and Wales, or FPC (France) Ltd. (collectively, the "Dormant Subsidiaries") have any assets (other than the equity interests of SSS, in the case of S-3), liabilities or employees, and none of such Persons conducts any business or generates any revenues.

6.14 Margin Regulations; Investment Company Act.

     (a) No Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the applicable Borrower only or of TRM and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between a Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock (as defined in Regulation U).

     (b) No Borrower and no Person Controlling any Borrower, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

6.15 Disclosure; Material Contracts.

     (a) Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     (B) Schedule 6.15 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder. Borrowers shall update and supplement
Schedule 6.15 with the delivery of each Compliance Certificate pursuant to
Section 7.02(b) hereof.

6.16 Compliance with Laws.

     Each Loan Party is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Administrative Agent and Lenders have been advised by Borrowers that with respect to its quarterly report on Form 10-Q for the quarter ended September 30, 2006, Borrowers will either make a non-compliant filing with the SEC (the "Non-Compliant 10-Q Filing") or will make a late filing with the SEC (the "Delayed 10-Q Filing"). As a result thereof, TRM expects to receive a notice of delisting from the NASDAQ exchange (the "Exchange") for failure to maintain required listing standards. TRM shall file a compliant 10-Q with the SEC within 90 days of the date hereof or otherwise cause the Exchange to rescind any notice of delisting.

6.17 Intellectual Property; Licenses, Etc.

     Each Loan Party owns, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of its respective business. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office and/or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by any Borrower or any Subsidiary or the granting of a right or a license in respect of any IP Rights from any Borrower or any Subsidiary does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on
Schedule 6.17.

6.18 Solvency.

     The Borrowers are Solvent on a consolidated basis. The Loan Parties are Solvent on a consolidated basis.

6.19 Perfection of Security Interests in the Collateral.

     The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.20 Business Locations.

     Set forth on Schedule 6.20(a) is a list of all real property that is owned or leased by the Loan Parties as of the Closing Date other than self storage facilities leased by a Loan Party and with respect to which (i) the monthly rental is not more than $500 and (ii) not more than $50,000 of ATM's, photocopiers or other Property (measured as the higher of fair market value or book value) is stored or maintained at any given time. Set forth on Schedule 6.20(b) is a list of each jurisdiction where there are at least 50 ATMs or 600 photocopiers as of the Closing Date. Set forth on Schedule 6.20(c) is the chief executive office, tax payer identification number and organizational identification number of each Loan Party as of the Closing Date. The exact legal name and state of organization of each Loan Party is as set forth on the signature pages hereto. Except as set forth on Schedule 6.20(d), no Loan Party has during the five years preceding the Closing Date (i) changed its legal name,
(ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.

6.21 Labor Matters.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Borrower, any Guarantor or any other Subsidiary as of the Closing Date and no Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.22 Issuance of Warrants.

     At least 3,072,074 shares of Common Stock (subject to adjustment pursuant to TRM's covenant set forth in Section 7.18 below) have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Based in part on the representations of Lenders set forth in
Section 6 of the Warrant Agreement, the issuance by TRM of the Warrants is exempt from registration under the 1933 Act and applicable state securities laws.

6.23 SEC Documents; Financial Statements.

     Since June 30, 2006, and except for the Non Compliant 10-Q Filing or the Delayed 10-Q Filing, TRM has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the "SEC Documents"). TRM has made available to the Lenders or their respective representatives true and complete copies of the SEC Documents. Except for the Non Compliant 10-Q Filing or the Delayed 10-Q Filing, each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents (including any extensions of such time frames permitted by Rule 12b-25 under the 1934 Act) such that each filing was timely filed (or deemed timely filed pursuant to Rule 12b-25 under the 1934 Act) with the SEC. Except for the Non Compliant 10-Q Filing or the Delayed 10-Q Filing, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for the Non Compliant 10-Q Filing or the Delayed 10-Q Filing, as of their respective dates, the consolidated financial statements of TRM and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of un-audited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of TRM and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of un-audited statements, to normal year-end audit adjustments). None of TRM and its Subsidiaries, or any of their respective officers, directors or Affiliates or, to TRM's Knowledge, any shareholder of TRM has made any other filing with the SEC, issued any press release or made any other public statement or communication on behalf of TRM or any of its Subsidiaries or otherwise relating to TRM or any of its subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Lenders, that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. TRM is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which TRM or any Subsidiary is a party or by which TRM or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act. The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in TRM's most recently filed annual report on Form 10-K (the "Audit Opinion") is independent of TRM pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC, and such firm was otherwise qualified to render the Audit Opinion under applicable law and the rules and regulations of the SEC. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents.

6.24 Acknowledgment Regarding Lenders' Purchase of Warrants.

     TRM and the other Loan Parties acknowledge and agree that each of the Lenders is acting solely in the capacity of an arm's length purchaser with respect to TRM in connection with the Loan Documents and the transactions contemplated hereby and thereby. Each of the Loan Parties further acknowledges that each Lender is not acting as a financial advisor or fiduciary of TRM (or in any similar capacity) with respect to the Loan Documents and the transactions contemplated hereby and thereby, and any advice given by any of the Lenders or any of their respective representatives or agents in connection with the Loan Documents and the transactions contemplated hereby and thereby is merely incidental to such Lender's purchase of the Warrants. The Loan Parties further represent to each Lender that the Loan Parties' decisions to enter into the Loan Documents has been based solely on the independent evaluation by the Loan Parties and their respective representatives.

6.25 No General Solicitation.


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

     Neither TRM, nor any of its Affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Warrants.

6.26 No Integrated Offering.

     Neither TRM, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Warrants under the 1933 Act or cause this offering of the Warrants to be integrated with prior offerings by TRM for purposes of the 1933 Act or any applicable shareholder approval provisions of the Principal Market or any other authority, nor will TRM or any of its Subsidiaries take any action or steps that would require registration of the issuance of any of the Warrants under the 1933 Act or cause the offering of the Warrants to be integrated with other offerings for purposes of the 1933 Act or any applicable shareholder provision of the Principal Market or any other authority.

6.26 Dilutive Effect.

     TRM understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. TRM further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of TRM.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than indemnification obligations for which no claim ahs been made) or, with respect to Sections 7.15 and 7.17 through 7.21, as long as any Warrants remain outstanding, each Loan Party shall and shall cause each Subsidiary to:

7.01 Financial Statements.

     Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) as soon as available, but in any event within ninety days after the end of each fiscal year of TRM, a consolidated and consolidating balance sheet of TRM and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP, another independent certified public accounting firm of nationally recognized standing or an independent certified public accounting firm otherwise reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, other than with respect to Borrowers' fiscal year ended [December 31, 2006], shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

          (b) as soon as available, but in any event within thirty days after the end of each month, un-audited monthly balance sheets, income statements and cash flow statements (in the same form as delivered pursuant to clause
     (c) below) and a report setting forth certain operational metrics in the form and with the degree of specificity set forth in Exhibit 7.01(b) attached hereto.

          (c) as soon as available, but in any event within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of TRM, a consolidated and consolidating balance sheet of TRM and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of TRM's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of TRM as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of TRM and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

          (d) as soon as available, but in any event, on or before 3:00 p.m. New York time on the second Business Day of each week, a Cash Flow Forecast for the thirteen (13) week period beginning on the following Monday.

     As to any information contained in materials furnished pursuant to Section 7.02(d), TRM shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of TRM to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02 Certificates; Other Information.

     Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

          (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default in respect of Section 8.11 or, if any such Default shall exist, stating the nature and status of such event;

          (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (c), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower Representative on behalf of all the Borrowers;

          (c) not later than 90 days after the end of each fiscal year of TRM, beginning with the fiscal year ending December 31, 2006, (i) an annual business plan and budget of TRM and its Subsidiaries containing, among other things, pro forma financial statements for each quarter of the next fiscal year and a budget for each month of such year detailing key business drivers and assumptions, and (ii) an Excess Cash Flow Certificate in substantially the form of Exhibit 7.02(c) hereto.

          (d) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (c), a certificate of a Responsible Officer of Borrower Representative containing information regarding the amount of all Dispositions (other than Permitted Transfers),

     Involuntary Dispositions, Equity Issuances, Debt Issuances and Acquisitions that occurred during the period covered by such financial statements with respect to any Loan Party.

          (e) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of TRM by independent accountants in connection with the accounts or books of TRM or any Subsidiary, or any audit of any of them;

          (f) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

          (g) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

          (h) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

          (i) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of Borrower Representative (i) listing (A) all applications, if any, for Copyrights, Patents or Trademarks (each such term as defined in the Security Agreement) made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date) by or behalf of any Loan Party, (B) all issuances of registrations or letters on existing applications for Copyrights, Patents and Trademarks (each such term as defined in the Security Agreement) received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date) with respect to any Loan Party, and (C) all Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the Security Agreement) entered into by any Borrower or Subsidiary since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of each Borrower or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements.

     Documents required to be delivered pursuant to Section 7.01(a) or (b) or
Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which TRM posts such documents, or provides a link thereto on TRM's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on TRM's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) TRM shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests TRM to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) TRM shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance TRM shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) to the Administrative Agent. Except


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

for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower Representative with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03 Notices.

     (a) Promptly (and in any event, within two Business Days) notify the Administrative Agent and each Lender of the occurrence of any Default.

     (b) Promptly notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between a Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws.

     (c) Promptly notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

     (d) Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by TRM, any other Borrower or any Subsidiary.

     Each notice pursuant to this Section 7.03(a) through (d) shall be accompanied by a statement of a Responsible Officer of Borrower Representative setting forth details of the occurrence referred to therein and stating what action TRM or the applicable Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 Payment of Obligations.

     Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Borrower or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property.

7.05 Preservation of Existence, Etc.

     (a) Except with respect to the Dormant Subsidiaries, preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section
8.04 or 8.05.

     (b) To the extent that the concept of good standing exists in the applicable jurisdiction, preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (c) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (d) Preserve or renew all of its material registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties.

     (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

     (b) Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (c) Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07 Maintenance of Insurance.

     Maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of TRM, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each Borrower or the applicable Subsidiary operates. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

7.08 Compliance with Laws.

     Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09 Books and Records.

     (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of a Borrower or such Subsidiary, as the case may be.

     (b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Borrower or such Subsidiary, as the case may be.


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

7.10 Inspection Rights.

     (a) Permit representatives and independent contractors of the Administrative Agent and each Lender, upon two Business Day's prior notice, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired; provided, however, that (i) if no Event of Default exists, the Borrowers shall not be required to pay the expenses of more than two (2) such inspection/examination during any calendar year and there shall be no more than three such inspections or examinations during any calendar year unless Required Lenders, in their good faith judgment, believe that there has been a material adverse change in the business or assets of a Borrower or Subsidiary, and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

     (b) If a Default exists and if requested by the Administrative Agent in its sole discretion, permit the Administrative Agent, and its representatives, upon reasonable advance notice to Borrower Representative, to conduct an annual audit of the Collateral at the expense of the Borrowers.

     (c) If a Default exists and if requested by the Administrative Agent in its sole discretion, promptly deliver to the Administrative Agent (a) asset appraisal reports with respect to all of the real and personal property owned by any Borrower and its Subsidiaries, and (b) a written audit of the accounts receivable, inventory, payables, controls and systems of any Borrower and its Subsidiaries.

7.11 Use of Proceeds.

     Borrowers represent and acknowledge that the proceeds of the Original Term Loan were used by Borrowers to refinance certain Indebtedness (including letters of credit) existing under that certain Credit Agreement dated as of November 19, 2004 by and among TRM, TRM Ltd, Bank of America, N.A. and the other Lenders a party thereto and in no event were the proceeds of the Loans used in contravention of any Law or of any Loan Document.

7.12 Additional Subsidiaries.

     Within thirty (30) days (or such longer period as the Administrative Agent shall permit in its discretion) after the acquisition or formation of any
Subsidiary:

          (a) notify the Administrative Agent thereof in writing, together with the (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party and
     (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

          (b) if such Subsidiary is a Domestic Subsidiary, cause such Person to
     (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(f) and (g) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.


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

7.13 ERISA Compliance.

     Do, and cause each of its ERISA Affiliates to do, each of the following:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

7.14 Pledged Assets.

     (a) Equity Interests. To secure the Obligations, the Loan Parties have caused and will cause: (A) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (within 30 days, or such later time designated in writing by the Administrative Agent) and (B) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by any Borrower or any of its Domestic Subsidiary (within 60 days, or such later time designated in writing by the Administrative Agent) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

     (b) Other Property. Each Loan Party have and will mortgage, pledge and grant a security interest in all of its owned and leased Property (except (a) Excluded Property and (b) as otherwise set forth in Section 7.14(a) with respect to Equity Interests of Subsidiaries), within 30 days (or such later time designated in writing by the Administrative Agent) of the acquisition thereof (in the case of any such personal property) and within 90 days (or such later time designated in writing by the Administrative Agent) of the acquisition thereof (in the case of any such real property), in each case pursuant to such mortgage instruments, pledge and security agreements, joinder agreements, title insurance or other documents, together with opinions of counsel and any filings and deliveries reasonably requested by the Administrative Agent in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Loan Parties, to secure the Obligations.

7.15 Form D and Blue Sky; Reporting Status.

     Timely file a Form D with respect to the Warrants as required under Regulation D and provide a copy thereof to each Lender promptly after such filing. TRM shall, on or before the Closing Date, take such action as TRM shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Warrants for, sale to the Lenders on the Closing Date pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Lenders on or prior to the Closing Date. TRM shall make all filings and reports relating to the offer and sale of the Warrants required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

     Until the date on which no Warrants remain outstanding (the "Reporting Period"), Timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and not terminate TRM's status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

7.16 Dormant Subsidiaries.

     Shall not contribute Property to or otherwise Invest in any Dormant Subsidiary or permit such Dormant Subsidiaries to incur any liabilities or conduct any business of any nature whatsoever unless Borrowers (i) provide Administrative Agent with not less than ten Business Day's prior written notice of the intent to Invest in or conduct business through such Dormant Subsidiary,
(ii) pledge all of the issued and outstanding equity securities of such Dormant Subsidiary to Administrative Agent pursuant to pledge agreement substantially similar to those agreements executed in connection with the closing of this Agreement, and (iii) cause such Dormant Subsidiary to join the Guaranty and to grant a Lien upon all of its Property in favor of Administrative Agent to secure its obligations under the Guaranty.

7.17 Financial Information.

     Send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period:

     (a) within one (1) day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR;

     (b) on the same day as the release thereof, facsimile copies of all press releases issued by TRM or any of its Subsidiaries, except to the extent such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance; and

     (c) copies of any notices and other information made available or given to the shareholders of TRM generally, contemporaneously with the making available or giving thereof to the shareholders.

7.18 Reservation of Shares.

     Take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 110% of the aggregate number of shares of Common Stock issuable upon exercise of all outstanding Warrants.

7.19 Listing.

     Promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Loan Documents. TRM shall maintain the Common Stock's listing on the NASDAQ National Market. Other than in connection with the Non-Compliant 10-Q Filing or the Delayed 10-Q Filing, neither TRM nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. TRM shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.19.


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

7.20 Disclosure of Transactions and Other Material Information.

     Contemporaneous with or prior to the earlier of (i) TRM's first public announcement of the transactions contemplated hereby and (ii) 8:00 a.m. (New York City time) on the second (2nd) Business Day following the Closing Date, file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Loan Documents and including as exhibits to such Form 8-K this Agreement (including the schedules hereto, the Form of Warrant and the Registration Rights Agreement in the form required by the 1934 Act (the "Announcing Form 8-K"). Unless required by law or a rule of the Principal Market or consented to by the Lenders, TRM shall not make any public announcement regarding the transactions contemplated hereby prior to the Closing. TRM shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Lender with any material nonpublic information regarding TRM or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Lender. In the event of a breach of the foregoing covenant by TRM, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Loan Documents, a Lender shall have the right to make a public disclosure twenty-four (24) hours after notifying TRM in writing of its intention to do so, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by TRM, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Lender shall have any liability to TRM, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither TRM nor any Lender shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Lender; provided, however, that TRM shall be entitled, without the prior approval of any Lender, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that each Lender shall be consulted by TRM in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

7.21 Shareholder Approval.

     In the event that TRM solicits approval by its shareholders of TRM's issuance of all of the Warrant Shares, as set forth in this Agreement, and the Warrants, in accordance with the rules and regulations of the Principal Market (such approval being referred to herein as "Shareholder Approval"), allow each Term A Lender and a counsel of its choice to review, prior to filing with the SEC, the proxy statement to be provided by TRM to its shareholders in connection with soliciting Shareholder Approval, which proxy statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.22 Miscellaneous Assurances.

     The Loan Parties will cause all monies collected on account of transactions utilizing ATMs owned or managed by or otherwise under contract with a Borrower and located in the United States to be deposited promptly to the "ATM Fee Settlement Account" maintained in TRM's name at US Bank pursuant to the US Vault Cash Agreement and then, within three (3) days of the receipt thereof, transferred from such account to a deposit account maintained with Wells Fargo and with respect to which Administrative Agent shall have a first priority perfected security interest ("Borrowers' Operating Account"). Notwithstanding the foregoing, no less frequently than once every Business Day, the Borrowers shall transfer all funds accumulated in such ATM Fee Settlement Account (other than $75,000 which may remain in such account to the extent required by US Bank) to Borrower's Operating Account.


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

Within 30 days of the Closing Date, the Borrowers shall provide evidence reasonably acceptable to Administrative Agent that US Bank has been irrevocably instructed to initiate such daily transfers to Borrowers' Operating Account on an automatic basis without consent or direct of any Loan Party, which written instructions shall provide that they may not be rescinded, altered or otherwise modified without the Administrative Agent's prior written consent.

     Borrowers represent and warrant that the securities accounts and deposit accounts listed on Schedule 6 of the Security Agreement are all deposit, securities or other similar accounts owned or maintained by any Borrower or Subsidiary in Canada (collectively, the "Canadian Accounts") and that there are no other accounts in Canada into which any revenue (including payments made to any Loan Party in connection with the Canadian Vault Cash Agreement) is or will be deposited, collected or held. Without limiting or qualifying any other provision of this Agreement, but subject to the limitations set forth below, Borrowers hereby agree to transfer, or to cause their Affiliates or Subsidiaries to transfer to Borrowers' Operating Account, funds from time to time on deposit in any Canadian Account if and to the extent the balance in such Canadian Accounts shall at any time to exceed 1,000,000 Canadian dollars, in the aggregate.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than indemnification obligations for which no claim has been made), no Loan Party shall, nor shall it permit any Subsidiary (for purposes of this Article VIII only, TRM LTD shall not be deemed a Subsidiary of TRM) to, directly or indirectly:

8.01 Liens.

     Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

          (a) Liens pursuant to any Loan Document;

          (b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that (i) the Property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

          (c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies that either (i) are not yet due or (ii) do not have priority over the Liens granted to the Administrative Agent pursuant to the Security Agreement which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are un-filed and no other action has been


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

     taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

          (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not in violation of Section 9.01(h);

          (i) Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within ninety days after the acquisition thereof;

          (j) leases or subleases granted to others not interfering in any material respect with the business of any Borrower or any of its Subsidiaries;

          (k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

          (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

          (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

          (o) Liens of sellers of goods to a Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

          (p) Liens securing the First Lien Indebtedness; and

          (q) Liens securing the obligations and Indebtedness arising under the Vault Cash Agreements.


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

8.02 Investments.

     Make or hold any Investments, except:

          (a) Investments held by a Borrower or such Subsidiary in the form of cash or Cash Equivalents;

          (b) Investments existing as of the Closing Date and set forth in
     Schedule 8.02;

          (c) Investments in a Borrower or any Domestic Subsidiary that is a Loan Party (other than in any Dormant Subsidiary, except as otherwise expressly permitted under Section 7.16 hereof) made after the Closing Date, exclusive of Investments scheduled on Schedule 8.02, and Investments in Borrowers and Subsidiaries thereof as existing on the Closing Date;

          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

          (e) Guarantees permitted by Section 8.03.

8.03 Indebtedness.

     Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness under the Loan Documents;

          (b) Indebtedness of the Borrowers and their Subsidiaries set forth in
     Schedule 8.03 (and renewals, refinancings and extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

          (c) intercompany Indebtedness to the extent permitted under Section 8.02;

          (d) obligations (contingent or otherwise) of a Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, operations or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap


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

     Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

          (e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by a Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $3,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (f) other unsecured Indebtedness in an aggregate principal amount at any one time outstanding not to exceed (i) $100,000 at any time on or prior to December 31, 2006 and (ii) $250,000 at any time after December 31, 2006;

          (g) The UK Indebtedness, the First Lien Indebtedness and Indebtedness arising under the Vault Cash Agreements, in each case arising under and as evidenced by the applicable documents as in affect as of the date hereof; and

          (g) Guarantees with respect to Indebtedness permitted under clauses
     (a) through (g) of this Section 8.03.

8.04 Fundamental Changes.

     Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) TRM may merge or consolidate with any of its Subsidiaries provided that TRM shall be the continuing or surviving corporation, (b) any Borrower, may merge or consolidate with any other Borrower (other than TRM) or any of its Subsidiaries provided that such Borrower shall be the continuing or surviving Person, (b) any Guarantor may merge or consolidate with any other Guarantor, and (c) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

8.05 Dispositions.

     Make any Disposition except:

     (a) Permitted Transfers;

     (b) other Dispositions so long as (i) not less than 100% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the Property disposed of, (ii) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (iii) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and (iv) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrowers and their Subsidiaries in all such transactions in any fiscal year shall not exceed $1,000,000;

     (c) any Disposition not included in clauses (a) and (b) above which is consented to by Required Lenders, which consent may be conditioned as the Lenders shall reasonably require.

8.06 Restricted Payments.

     Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

          (a) each Subsidiary may make Restricted Payments to the Loan Parties and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; and

          (b) TRM, each other Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person.

8.07 Change in Nature of Business.

     Engage in any material line of business substantially different from those lines of business conducted by Borrowers and their Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

8.08 Transactions with Affiliates and Insiders.

     Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02,
Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09 Burdensome Agreements.

     (a) Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts on the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits,
(ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Property to any Loan Party, (v) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (4) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 pending the consummation of such sale.


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

     (b) Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05, pending the consummation of such sale.

8.10 Use of Proceeds.

     Use the proceeds of the Term Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11 Financial Covenants.

          (a) Minimum EBITDA. Permit their Consolidated EBITDA for any calendar month to be less than the amount set forth below with respect to such month:

                 MONTH                   MIN. EBITDA
--------------------------------------   -----------
October, 2006                             $  875,000
November, 2006                            $  900,000
December, 2006                            $  900,000
January, 2007                             $1,050,000
February, 2007                            $1,150,000
March, 2007, and each month thereafter    $1,250,000

          (b) Reserved.

8.12 Prepayment of Other Indebtedness, Etc.

     (a) Amend or modify any of the terms of any Indebtedness of any Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse to such Borrower or any Subsidiary, change the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

     (b) Except as expressly permitted by Section 8.03, make (or give any notice with respect thereto) any mandatory, voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents).


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

     (c) pay any of the Term B Loan except to the extent expressly permitted by the terms of this Agreement.

8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

     (a) Amend, modify or change its Organization Documents in a manner adverse to the Lenders.

     (b) Change its fiscal year.

     (c) Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

8.14 Ownership of Subsidiaries.

     Notwithstanding any other provisions of this Agreement to the contrary, (i) permit any Person (other than a Borrower or any Wholly Owned Subsidiary of a Borrower) to own any Equity Interests of any Subsidiary of a Borrower, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Equity Interests of Foreign Subsidiaries or (ii) permit any Subsidiary of any Borrower to issue or have outstanding any shares of preferred Equity Interests.

8.15 Capital Expenditures.

          Permit Consolidated Capital Expenditures in any month to exceed the amount set forth below with respect to such month.

                  MONTH                     MAX. CAP EX
-----------------------------------------   -----------
October, 2006                                 $125,000
November, 2006                                $200,000
December, 2006                                $225,000
January, 2007                                 $ 75,000
February, 2007, and each month thereafter     $175,000

8.16. Reserved.

8.17. Amendments to First Lien Loan Documents and UK Loan Documents.

     Each Lender hereby consents to the amendments of the First Lien Loan Documents and the UK Loan Documents, as described in subsections 5.01(j) and
(k).


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

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default.

     Any of the following shall constitute an Event of Default:

          (a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, or (ii) within two Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

          (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.05, 7.10, 7.11, 7.12, 7.14, 7.15 or 7.16 or Article VIII, or the delisting of TRM from the Exchange at any time; or

          (c) Other Defaults. Any Loan Party fails to (X) make timely delivery of any item contained in any of Sections 7.01, 7.02 or 7.03, when due in accordance with the terms thereof (except to the extent, if applicable, TRM obtains an extension or cure period from the SEC with respect to corresponding delivery deadlines, provided, however, that any such extension or cure period shall not exceed 15 days beyond the date such deliveries were otherwise due in accordance with the terms hereof), or (Y) perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) a Responsible Officer of any Loan Party becoming aware of such failure or (ii) notice thereof to Borrower Representative by the Administrative Agent; or

          (d) Representations and Warranties. Any material representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

          (e) Cross-Defaults. (i) any "Event of Default" under and as defined in the First Lien Loan Documents; (ii) any "Default" under and as defined in the UK Loan Documents; (iii) any default or breach of any of the Vault Cash Agreements or any Processing Agreement, (iv) without limiting the foregoing in any manner, any Borrower or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including un-drawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (v) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or
     (B) any Termination Event (as so defined) under such Swap Contract as to which a Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than $1,000,000; or

          (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, administrative receiver, administrator supervisor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its revenues or property; or any receiver, administrative receiver, administrator supervisor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues un-discharged or un-stayed for sixty calendar days, with respect to any Borrower or any of its respective Domestic Subsidiaries; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) with a view to (i) any Loan Party or any of its Subsidiaries being adjudicated or found insolvent,
     (ii) the winding-up, liquidation, rehabilitation, rescue or dissolution of any Loan Party or any of its Subsidiaries, (iii) any creditors, (iv) the appointment of a trustee, supervisor receiver, administrator, administrative receiver, liquidator, administrator or similar officer in respect of any Loan Party or any of its Subsidiaries or any of its revenues or assets or any adjudication or appointment is made without the consent of such Person and continues un-dismissed or un-stayed for sixty calendar days, with respect to any Borrower or any of its Domestic Subsidiaries; or

          (g) Inability to Pay Debts; Attachment. (i) Any Borrower or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy or (iii) propose or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

          (h) Judgments. There is entered against any Borrower or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding $500,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of TRM under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000, or (ii) TRM or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000; or

          (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

          (k) Change of Control. There occurs any Change of Control; or

          (l) Loss of Access to Cash. For a period of more than five consecutive days, TRM, any Borrower or any Subsidiaries thereof do not have access to cash to service at least 80% of their ATM machines (for which they are required to supply cash) at the present level, regardless of what causes such loss of access to cash; or

          (m) Loss of Material Contracts. Any Material Contract specifically designated on Schedule 6.15 hereof as being subject to this clause 9.01(m) shall, at any time, fail to be in full force and effect unless the Administrative Agent is reasonably satisfied that such contract has been replaced or superseded by one or more contracts or other agreements of like tenor, amount and substance between the parties thereto; or

          (n) Prevention of Business Affairs. If any Borrower or any Subsidiary of a Borrower is prohibited, enjoined, restrained, or prevented from conducting a material portion of its business theretofore conducted by it by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains un-stayed and in effect for any period of twenty (20) days; or

          (o) Invalid Liens. If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in a material portion of the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement; or

          (p) Seizure of Assets. If any material portion of any Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Borrower or the applicable Subsidiary.

9.02 Remedies Upon Event of Default.

     If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

          (a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

          (b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make or Continue Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender; and provided, further, that upon an Event of Default under subsections 9.01(a) (with respect to the Term B Loan), (j) and (o) above, Majority Term B Lenders may declare or require the Administrative Agent to declare the Term B Loan to be immediately due and payable.

9.03 Application of Funds.

     After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Term A Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to pay interest due in respect of all Term A Loans until paid in full;

     Fourth, to pay the outstanding principal balance of the Term A Loan until the Term A Loan is paid in full;

     Fifth, to pay that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Term B Lenders, ratably among them in proportion to the amounts described in this clause Fifth payable to them;

     Sixth, to pay interest due in respect the Term B Loan until paid in full;

     Seventh, to pay the outstanding principal balance of the Term B Loan until the Term B Loan is paid in full;

     Eighth, to pay any other Obligations, and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable Loan Party or as otherwise required by Law.


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

                                    ARTICLE X

                              ADMINISTRATIVE AGENT

10.01 Appointment and Authority.

     Each of the Lenders hereby irrevocably appoints WFF to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are expressly delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (other than Section 10.06).

10.02 Rights as a Lender.

     The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties.

     The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06 Resignation of Administrative Agent.

     The Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower Representative, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within two (2) Business Days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify Borrower Representative and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

10.07 Non-Reliance on Administrative Agent and Other Lenders.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08 No Other Duties; Etc.

     Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender hereunder.

10.09 Administrative Agent May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the applicable Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations (other than obligations under Swap Contracts to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses,


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     disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10 Collateral and Guaranty Matters.

     The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

          (a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

          (b) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 8.01(i); and

          (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.01 Amendments, Etc.

     No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower Representative or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall


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be effective only in the specific instance and for the specific purpose for which given; provided, further, that

          (a) no such amendment, waiver or consent shall:

               (i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

               (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

               (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of "Default Rate" or to waive any obligation of a Borrower to pay interest at the Default Rate or (B) subject to clause (b) below, amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

               (iv) change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

               (v) [Reserved];

               (vi) change any provision of this Section 11.01(a) or the definition of "Required Lenders" without the written consent of each Lender directly affected thereby;

               (vii) except in connection with a Disposition permitted under
          Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

               (viii) release a Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors, from its or their obligations under the Loan Documents without the written consent of each Lender whose Obligations are guarantied by such Guarantors; or

          (b) no such amendment, waiver or consent shall, (i) waive any Default for purposes of Section 5.02(b), (ii) amend, change, waive, discharge or terminate Sections 9.01 or 8.03 in a manner


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     adverse to such Lenders, or (iii) amend, change, waive, discharge or terminate Section 8.11 (or any defined term used therein) or this Section 11.01(b) unless also signed by Lenders (other than Defaulting Lenders) holding, in the aggregate, at least a majority of the Outstanding Amount; or

          (c) unless also signed by Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Term Loan (and participations therein), no such amendment, waiver or consent shall
     (i) amend, change, waive, discharge or terminate Section 2.05(b)(vii) so as to alter the manner of application of proceeds of any mandatory prepayment required by Section 2.05(b)(iii), (iv), (v) or (vi) hereof or (ii) amend, change, waive, discharge or terminate this Section 11.01(c) (other than to provide other Term Loan Lenders with proportional rights under this Section 11.01(c)); and

          (d) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.02 Notices and Other Communications; Facsimile Copies.

     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to Borrower Representative or any other Loan Party, the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified to Administrative Agent in writing.

     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).


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     (b) Electronic Communications. Notices and other communications to the
Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or Borrower Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Change of Address, Etc. Each of the Borrowers and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower Representative and the Administrative Agent.

     (d) Reliance by Administrative Agent and Lenders. Administrative Agent and the Lenders shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or counsel to any Lender), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Administrative Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate. If Administrative Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action based on such advice or concurrence of the Lenders, other than as a result of its own gross negligence or willful misconduct. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     (e) Notice of Default or Event of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Administrative Agent for


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

the account of the Lenders and, except with respect to Events of Default of which Administrative Agent has actual knowledge, unless Administrative Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Administrative Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Administrative Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to 11.02(d), Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that if an event occurs or a circumstance exists that materially and imminently threatens the ability of Administrative Agent and the Lenders to realize upon any material part of the Collateral, such as, without limitation, fraudulent removal, concealment or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or failure of Borrowers after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in its commercially reasonable discretion.

11.03 No Waiver; Cumulative Remedies.

     No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04 Expenses; Indemnity; and Damage Waiver.

     (a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. For avoidance of doubt, the Loan Parties' obligation to pay the amounts described in the preceding clause (iii) to any Lender (as opposed to the Administrative Agent) shall be subject to the existence of an Event of Default at the time such amounts were incurred by such Lender.

     (b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other


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

Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.


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11.05 Payments Set Aside.

     To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Defaulting Lender Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

     (a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's Loans and Commitments, and rights and obligations with respect thereto, assigned; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an loan administrative questionnaire in form and substance reasonably acceptable to Administrative Agent. Subject to acceptance and recording thereof by the Administrative Agent


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pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

     (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any of TRM's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (viii) of Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

     (e) Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Borrower Representative is notified of


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the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act

11.07 Treatment of Certain Information; Confidentiality.

     Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives, to any direct or indirect contractual counterparty (or such contractual counterparty's professional advisor) under any Swap Contract relating to Loans outstanding under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than the Borrowers and who is not in breach of any duties of confidentiality.

     For purposes of this Section, "Information" means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by such Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. For purposes of this Agreement, any information delivered or obtained by Lenders pursuant to Sections 7.01(b), 7.02 or 7.10 which is not otherwise publicly available shall be deemed confidential without the identification required by the previous sentence. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same


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degree of care to maintain the confidentiality of such Information as such
Person would accord to its own confidential information.

11.08 Set-off.

     If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrower Representative and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation.

     Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness.

     This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties.

     All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the


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execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12 Severability.

     If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13 Replacement of Lenders.

     (a) By Borrower. If (A) any Lender requests compensation under Section 3.04, (B) a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or (C) any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

          (i) The Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

          (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
     Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

          (iv) such assignment does not conflict with applicable Laws.

     Upon the consummation of such sale and assignment, the applicable amendment, modification, forbearance and/or waiver giving rise to the option to acquire such Non-Consenting Lender's interests hereunder shall become effective upon giving effect to such assignment (and any related assignments required to be effected in connection therewith in accordance with this Section 11.13).

     (b) By Lenders. If any Lender refuses to consent (such Lender a "Non-Consenting Lender") to an amendment, modification, forbearance and/or waiver of or under this Agreement, and such Non-Consenting Lender's consent is otherwise necessary to achieve Required Lender consent hereunder and


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but for such failure to consent, such amendment, modification, forbearance or waiver would have been effected pursuant to the terms hereof, then any one or more of the other Lenders may, but shall not be required to purchase and assume (if more than one, then on a pro rata basis), or to designate some other Person to purchase, assume and acquire the interests and obligations of the Non-Consenting Lender hereunder and under the Loan Documents and such Non-Consenting Lender shall promptly assign, sell and transfer to such other Lenders, or to any such other Person as designated by such Lenders (such Lender(s) or other purchaser, an "Assignee") all of its rights, interest and Obligations hereunder and under the Loan Documents.

     Upon the date of such purchase and sale, the Assignee shall pay to the Non-Consenting Lender as the purchase price for its pro rata share of the Obligations, the full amount of all Loans and other Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses) held by or owing to such Non-Consenting Lender and furnish cash collateral or agree to indemnify such Non Consenting Lender in respect of indemnification obligations of Borrowers under the Loan Documents (including reasonable attorneys' fees and legal expenses) which are identified by the Non-Consenting Lender as being then due and owing or which have been asserted and are liquidated or are otherwise ascertainable in amount, but only to the extent not previously indemnified and reimbursed by the Borrowers and without releasing, or affecting the indemnification obligations of Borrowers under the Loan Documents or the survival of such provisions in favor of the Non-Consenting Lender, provided that, in no event will any Lenders or the Assignee have any liability for amounts described herein in excess of proceeds of Collateral received by the Lenders. The foregoing purchase price payments shall be remitted by wire transfer in federal funds to such bank account as the Non-Consenting Lender may designate in writing to the Assignee for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by Assignee to the bank account designated by the Non-Consenting Lender are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such business day if the amounts so paid by the Assignee to the bank account designated by the Non-Consenting Lender are received in such bank account later than 1:00 p.m., New York City time. If the Non Consenting Lender also serves as Administrative Agent hereunder, then notwithstanding any transfer and sale pursuant to this Section 11.13, such Non-Consenting Lender shall continue to serve as Administrative Agent unless and until the Required Lenders shall otherwise determine in accordance with the provisions of this Agreement.

     Such purchase and sale shall be expressly made without representation or warranty of any kind by the Non-Consenting Lender as to the Loans so purchased or otherwise and without recourse to the Non-Consenting Lender, except that the Non-Consenting Lender shall represent and warrant to the Assignee and to each other Lender: (i) the amount of the Loans and other Obligations being purchased from it, (ii) that such Non-Consenting Lender owns its portion of the Loans and other Obligations so purchased free and clear of any Liens or encumbrances and
(iii) such Non-Consenting Lender has the right to assign such Loans and other Obligations and the assignment is duly authorized by such Non-Consenting Lender.

     Upon any such assignment and payment and compliance with the other provisions hereunder, such Non-Consenting Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Non-Consenting Lender to indemnification hereunder shall survive.

     (c) A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.


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11.14 Governing Law; Jurisdiction; Etc.

     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (b) SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Right to Trial by Jury.

     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND


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THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE
OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 USA PATRIOT Act Notice.

     Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

11.17 Judgment Currency.

     If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

11.18 Matters Relating to Borrowers' Joint and Several Liability.

     (a) Joint and Several Liability of the Borrowers. Each of the Borrowers shall be jointly and severally liable hereunder and under each of the other Loan Documents with respect to all Obligations, regardless of which of the Borrowers actually receives the proceeds of the Loan or the benefit of any other extensions of credit hereunder, or the manner in which the Borrower Representative, the Borrowers, the Lenders account therefor in their respective books and records. In furtherance and not in limitation of the foregoing, (i) each Borrower's obligations and liabilities with respect to proceeds of Loans which it receives and (ii) each Borrower's obligations and liabilities arising as a result of the joint and several liability of the Borrowers hereunder with respect to proceeds of the Loans received by or for the account of, any of the other Borrowers, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Without limiting the generality of the foregoing in any manner, all representations and warranties of Borrowers' contained herein are made jointly and severally. For purposes of the agreements, representations, warranties and covenants contained in this Agreement and in the other Financing Documents, the knowledge of one Borrower shall be imputed to all Borrowers (including, without limitation, the Borrower Representative, and any consent by one Borrower (including, without limitation, the Borrower Representative) shall


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constitute the consent of and shall bind all Borrowers. Neither the joint and several liability of, nor the Liens granted to the Administrative Agent under the Collateral Documents by, any of the Borrowers shall be impaired or released by

          (i) the failure of the Administrative Agent or any Lender, any successors or assigns thereof, or any holder of any Note or any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against the Borrower Representative, any Borrower, any Subsidiary of any Borrower, any other Person, the Collateral or otherwise;

          (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto;

          (iii) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and/or observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property, or the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Administrative Agent and Lenders in respect thereof (including the release of any such security);

          (iv) any action or inaction on the part of the Administrative Agent or any Lender, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such Borrower, or a guarantor or surety of or for any or all of the Obligations;

          (v) any other act, matter or thing (other than payment or performance of the Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such or any other Borrower.

          (vi) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party; or

          (vii) the insolvency of any Borrower or any Subsidiary of any Borrower.

     (b) Rights of Contribution. The Borrowers hereby agree as among themselves that, if any Borrower shall make an Excess Payment (as defined below), such Borrower shall have a right of contribution from each other Borrower in an amount equal to such other Borrower's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Borrower under this Section
11.18 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full in cash and all Commitments have terminated, and none of the Borrowers shall exercise any right or remedy under this Section 11.18 against any other Borrower until such time as all Obligations have been paid in full in cash and all Commitments have been terminated. For purposes of this Section 11.18, (a) "Excess Payment" shall mean the amount paid by any Borrower in excess of its Pro Rata Share of any Obligations; (b) "Pro Rata Share" shall mean, for purposes of this Section 11.18 and for any Borrower in respect of any payment of the Obligations, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Obligations of such Borrower hereunder) to (ii) the amount by which the aggregate present


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fair salable value of its assets and other properties of all Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Obligations of all Borrowers hereunder) of the Borrowers; and (c) "Contribution Share" shall mean, for any Borrower in respect of any Excess Payment made by any other Borrower, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Obligations of such Borrower hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrowers other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Obligations of the Borrowers) of the Borrowers other than the maker of such Excess Payment. Nothing in this Section 11.18 shall require any Borrower to pay its Contribution Share of any Excess Payment in the absence of a demand therefor by the Borrower that has made the Excess Payment. Without limiting the foregoing in any manner, it is the intent of the parties hereto that as of any date of determination, no Contribution Amount of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 11.18 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

     (c) Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Administrative Agent to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower or guarantor of the Obligations, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section and such waivers and the Lenders would decline to enter into this Agreement.

     (d) Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in subsection (E) below, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit the Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 11.18, and that each Lender and the Administrative Agent (on their behalf) and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth herein.

     (e) Miscellaneous. This Section is intended only to define the relative rights of the Borrowers and nothing set forth in this Section is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement or any other Loan Document. Nothing contained in this Section shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrowers to which such contribution and indemnification is owing. The rights of any indemnified Borrower against the other Borrowers under this Section shall be exercisable upon the full and indefeasible payment of the Obligations.


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

11.19 Oral Agreements.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSION WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

11.20 No Novation. Notwithstanding anything to the contrary contained herein, this Agreement is not intended to and does not serve to effect a novation of the Obligations under the Existing Loan Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Existing Loan Agreement which is evidenced by the amended and restated notes provided for herein and secured by the Collateral. Borrowers, and each other Loan Party hereby acknowledges and confirms that the liens and security interests granted pursuant to the Loan Documents secure the indebtedness, liabilities and obligations of such Persons to Administrative Agent and Lenders under the Existing Loan Agreement, as amended and restated hereby, and that the term "Obligations" as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of Borrowers to Administrative Agent and Lenders) includes, without limitation, the indebtedness, liabilities and obligations of Borrowers under the Notes to be delivered under this Agreement, as the same may be further amended, modified, supplemented or restated from time to time. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement. Cross-references in the Loan Documents to particular section numbers in the Existing Loan Agreement shall be deemed to be cross-references to the corresponding sections, as applicable, of this Agreement.

11.21 Waiver of Existing Events of Default. Upon satisfaction of the conditions set forth in Section __ hereof and in reliance upon the representations, warranties and covenants contained in this Agreement, Administrative Agent and Lenders hereby waive the Existing Events of Default. This is a limited, one time waiver and, except as expressly set forth herein, shall not be deemed to: (a) constitute a waiver of any other Event of Default or any breach of the Existing Loan Agreement, this Agreement or any of the other Loan Documents, whether now existing or hereafter arising, (b) constitute a waiver of any of the other rights or remedies of Administrative Agent or any of the Lenders under the Loan Documents (all such rights and remedies being expressly reserved by Administrative Agent and the Lenders) or (c) establish a custom or course of dealing or conduct between Administrative Agent, any Lender, any Borrower or any other Loan Party. The foregoing waiver shall not be deemed to constitute a consent to any act, omission or any breach of this Agreement or any of the other Loan Documents. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in this Agreement (other than in connection with the Existing Events of Default) or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.

                                   ARTICLE XII

                            INTERCREDITOR PROVISIONS

12.01 General Assignments. Administrative Agent, Borrowers and each Lender each hereby acknowledges and agrees that:


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     (a) the Obligations include any interest that accrues after the commencement of any Proceeding or other action relating to the bankruptcy, insolvency, receivership, reorganization or similar proceeding of any Credit Party at the rate provided for in the applicable Loan Documents governing the same, and all indemnities, fees, costs and expenses, whether or not a claim for post petition interest or for such indemnities, fees, costs and expenses is allowed or allowable in any such case, proceeding or other action; and

     (b) to further effectuate the intent of the parties as provided in Sections 2.05(b)(viii) and 9.03 hereof, each Term B Lender hereby acknowledges and agrees that, with respect to any proceeds realized from the exercise of any remedies against the Collateral or otherwise in connection with any Collateral, the Term A Lenders shall be entitled to receive payment in full, in cash of the Obligations owing to the Term A Lenders, including all principal, pre-petition interest and other claims, all amounts owing in respect of post petition interest at the relevant contract rate (and including, without limitation, all post petition indemnities, fees, costs and expenses), even though such claims may or may not be allowed in whole or in part in the respective Proceeding, before any distribution of such Collateral proceeds is made in respect of the claims held by the Term B Lenders, and the Term B Lenders shall turn over any distribution received by any of them with respect to any Collateral to Administrative Agent for application against the Obligations owing to the Term A Lenders until such obligations are paid in full in cash.

12.02 Agreements Regarding Bankruptcy.

     (a) In the event of the filing of any proceeding under any Debtor Relief Laws, including without limitation, any case or proceeding of the type described in subsection 9.01(f) of this Agreement, by or against any Credit Party, Required Lenders may not vote for or approve any plan, the effect of which is to increase the amount of the aggregate Obligations owing to the Term A Lenders or any other obligations that are ahead of the Obligations owing to the Term B Lenders or which would alter the relative priorities of the application of payments set forth in Sections 2.05(b)(viii) and 9.03 hereof;

     (b) Subject to the limitations set forth in this Agreement and the other Loan Documents, Administrative Agent shall have the sole and exclusive right to file proofs of claim and other pleadings and motions with respect to any Term Loans or the Collateral in any proceeding under any Debtor Relief Laws. If a proper proof of claim has not been filed in the form required in such Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, Administrative Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Term B Lenders with respect to any of the Obligations owing to the Term B Lenders. In furtherance of the foregoing, the Term B Lenders hereby appoint Administrative Agent as their attorney in fact, with full authority in the place and stead of the Term B Lenders and full power of substitution and in the name of the Term B Lenders or otherwise, to execute, fill and deliver any document or instrument that such Administrative Agent is required or permitted to file or deliver pursuant to this subsection 13.2(b), such appointment being coupled with an interest and irrevocable.

     (c) The Obligations owing to the Term A Lenders shall continue to be treated as Obligations owing to the Term A Lenders and the provisions of Sections 2.05(b)(viii) and 9.03 of this Agreement shall continue to govern the relative rights and priorities of the Term A Lenders and the Term B Lenders with respect to the application of proceeds realized from any Collateral even if all or part of the Obligations owing to the Term A Lenders or the Liens securing same are subordinated, set aside, avoided, invalidated or disallowed in connection with any Proceeding.


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

     (d) To the extent that any Term A Lender receives payments (whether in cash, property or securities) on the Obligations owing to the Term A Lenders or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential transfers, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause (and whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or proceeds received, the Obligations owing to the Term A Lenders, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Term A Lender.

     (e) Notwithstanding any other provision of this Section 12, but subject to subsection 12.02(a): (i) the Term B Lenders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term B Lenders, including without limitation any claims secured by the Collateral, if any, (ii) the Term B Lenders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of any Credit Party arising under either the Bankruptcy Code or applicable non bankruptcy law, and (iii) the Term B Lenders shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement and the other Loan Documents and necessary to preserve their rights, in accordance with the terms of this Agreement, with respect to the Obligations owing to the Term B Lenders and the Collateral; provided that notice of intent to take any such action shall be given by the Term B Lenders to Administrative Agent not less than the earlier of: (x) five (5) Business Days prior to the taking of such action and (y) two
(2) Business Days less than the number of days available by order of any applicable bankruptcy code in which to file a claim.

12.03 Agreements Regarding Specific Enforcement Actions.

     (a) Prior to the payment in full, in cash of all Obligations owing to the Term A Lenders, and except as otherwise expressly set forth in this Agreement, Term Loan A Lenders shall have the exclusive right to direct Administrative Agent to enforce the Collateral Documents: (i) by judicial proceedings for the enforcement of the security interests created under the Collateral Documents;
(ii) by the sale of the Collateral or any part thereof; (iii) otherwise by the exercise of the power of entry or sale herein conferred or conferred by the Collateral Documents; or (iv) by taking any other enforcement action against, or exercising any other remedies with respect to, the Collateral. Upon payment in full, in cash of all Obligations owing to the Term A Lenders and thereafter, and at any time following 180 days after the occurrence of an Event of Default that has not been otherwise waived in accordance with the terms hereof, the Term B Lenders shall have the exclusive right to direct Administrative Agent with respect to the powers specified in this Section 12.03.

     (b) Each Term B Lender agrees that it will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the Loan Documents to the extent permitted thereunder, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.

12.04 Term A Lenders and Term B Lenders; Administrative Agent.

     (a) Each Term B Lender agrees that no Term A Lender shall have any liability to such Term B Lender, and such Term B Lender hereby waives any claims against any Term A Lender, arising out of any and all actions which any Term A Lender may take or permit or omit to take with respect to: (i) the Loan Documents, (ii) the foreclosure upon, or sale, liquidation or other disposition or realization of, any Collateral or (iii) the collection of the Obligations owing to the Term A Lenders.


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

     (b) Each Term B Lender agrees that no Term A Lender shall have any duty, express or implied, fiduciary or otherwise, to it in respect of the maintenance or preservation of any Collateral, any Obligations or otherwise. Except as expressly provided hereunder, no Term A Lender nor any of its respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Credit Party, any Term B Lender or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     (c) Administrative Agent and each Lender agrees not to, directly or indirectly, whether in connection with a Proceeding or otherwise, take any action or vote in any way that would be in violation of, or inconsistent with, or result in a breach of, this Agreement or any of the other Loan Documents or challenge or contest: (i) the validity, perfection, priority or enforceability of any Obligations or the Lien held by Administrative Agent to secure the payment, performance or observance of all or any part of the Obligations owing to the Term A Lenders or the Obligations owing to the Term B Lenders, (ii) the rights of Administrative Agent and Lenders, as the case may be, set forth in any of the Loan Documents with respect to any such Lien, or (iii) the validity or enforceability of any of the Loan Documents; provided that nothing in this
Section 12.04 is intended or shall be deemed or construed to limit in any way the ability of the parties hereto to enforce all of the terms and provisions of
Section 12 or any terms of subordination among any of them.

     (d) In the event that any proceeds of Collateral are received by any Term B Lender at a time when such payment is not expressly permitted by the terms of this Agreement or any other Loan Document, any such proceeds shall not be commingled with any of the assets of such Term B Lender, shall be received and held in trust for the benefit of the Term A Lenders and shall be promptly paid over to Administrative Agent, for the benefit of the Term A Lenders, or delivered in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct, to the extent necessary to pay in full in cash all Obligations owing to the Term A Lenders in accordance with their terms. After the payment in full, in cash, of all Obligations owing to the Term A Lenders, any remaining proceeds of Collateral shall be delivered to Administrative Agent for application to the Obligations owing to the Term B Lenders in accordance with the Loan Documents, except as otherwise required pursuant to applicable law.

     (e) The Term B Lenders hereby authorize Administrative Agent, or any of its officers or employees, to make any endorsements or assignment (which authorization, being coupled with an interest, is irrevocable) in the event the Term B Lenders fail to provide any endorsement or assignment of the type contemplated by clause (d) above.

     (f) Each Term B Lender hereby waives any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any appraisal, valuation or other similar rights that may otherwise be available under applicable law with respect to the Collateral or any other similar rights it may have under applicable law.

     (g) The Term B Lenders hereby acknowledge and agree that, until the payment in full, in cash, of all Obligations owing to the Term A Lenders, Administrative Agent, acting on behalf of and at the direction or the Term A Lenders, shall have the sole and exclusive right to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of such Collateral.

12.05 No New Liens. Administrative Agent and each Lender hereby agrees that no Loan Party shall grant or permit its Subsidiaries to grant or permit, any Lien, or take any action to perfect a Lien, on any asset or property to secure any Obligation unless such Lien is granted to the Administrative Agent for the


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

benefit of the Lenders; providing nothing in this Section 12.05 shall limit the rights of a Lender from exercising customary rights to setoff against accounts maintained with such Person.

                    [BALANCE OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Second Lien Loan Agreement to be duly executed as of the date first above written.

BORROWERS:                              TRM CORPORATION,
                                        an Oregon corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        TRM ATM CORPORATION, an Oregon
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        TRM COPY CENTERS (USA) CORPORATION,
                                        an Oregon corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


GUARANTORS:

                                        ACCESS CASH INTERNATIONAL L.L.C.,
                                        a Delaware limited liability company

                                        By: TRM ATM Corporation, its sole member


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        TRM (CANADA) CORPORATION, a
                                        corporation organized under the laws of
                                        Canada


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                      Second Lien Loan Agreement

ADMINISTRATIVE
AGENT:                                  WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as
                                        Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                      Second Lien Loan Agreement

LENDERS:                                GSO ORIGINATION FUNDING PARTNERS,
                                        LP, as a Lender

                                        By: GSO Capital Partners, as Investment
                                            Advisor


                                        By:
                                            ------------------------------------
                                        Name: George Fan
                                        Title: Managing Director

                                                      Second Lien Loan Agreement